                                                                     Exhibit (b)
                                                                     -----------

================================================================================


                               CREDIT AGREEMENT

                           dated as of May 12, 1998,

                                 by and among

                           RICHFOOD HOLDINGS, INC.,

                                 as Borrower,

                        the Lenders referred to herein,

                          FIRST UNION NATIONAL BANK,
                           as Administrative Agent,

                                 CRESTAR BANK,
                             as Syndication Agent,

                                      and

                      THE FIRST NATIONAL BANK OF CHICAGO,
                            as Documentation Agent


================================================================================

                               TABLE OF CONTENTS

                                   ARTICLE 1
                                  DEFINITIONS
                                  -----------
Section 1.1   Definitions................................................................1
              -----------
Section 1.2   General...................................................................17
              -------
Section 1.3   Other Definitions and Provisions..........................................17
              ---------------------------------

                                   ARTICLE 2
                           REVOLVING CREDIT FACILITY
                           -------------------------

Section 2.1   Revolving Credit Loans....................................................17
              ----------------------
Section 2.2   Swingline Loans...........................................................18
              ---------------
Section 2.3   Procedure for Advances of Revolving Credit and Swingline Loans............19
              --------------------------------------------------------------
Section 2.4   Competitive Bid Loans.....................................................20
              ---------------------
Section 2.5   Repayment of Loans........................................................24
              ------------------
Section 2.6   Notes.....................................................................25
              -----
Section 2.7   Intentionally Omitted.....................................................25
              ---------------------
Section 2.8   Reduction in the Aggregate Revolving Credit Commitment....................26
              ------------------------------------------------------
Section 2.9   Termination of Revolving Credit Facility..................................26
              ----------------------------------------
Section 2.10  Use of Proceeds...........................................................26
              ---------------

                                   ARTICLE 3
                           LETTER OF CREDIT FACILITY
                           -------------------------

Section 3.1   L/C Commitment............................................................27
              --------------
Section 3.2   Procedure for Issuance of Letters of Credit...............................27
              -------------------------------------------
Section 3.3   Commissions and Other Charges.............................................27
              -----------------------------
Section 3.4   L/C Participations........................................................29
              ------------------
Section 3.5   Reimbursement Obligation of the Borrower..................................30
              ----------------------------------------
Section 3.6   Obligations Absolute......................................................30
              --------------------
Section 3.7   Effect of Application.....................................................31
              ---------------------

                                   ARTICLE 4
                                  TERM LOANS
                                  ----------

Section 4.1   Term Loans................................................................31
              ----------
Section 4.2   Disbursement of Term Loans................................................30
              --------------------------
Section 4.3   Repayment of Term Loans...................................................32
              -----------------------
Section 4.4   Term Notes................................................................32
              ----------
Section 4.5   Use of Proceeds...........................................................33
              ---------------

                                   ARTICLE 5
                            GENERAL LOAN PROVISIONS
                            -----------------------

Section 5.1   Interest..................................................................33
              --------
Section 5.2   Notice and Manner of Conversion or Continuation of Loans..................35
              --------------------------------------------------------


Section 5.3   Fees......................................................................36
              ----
Section 5.4   Manner of Payment.........................................................37
              -----------------
Section 5.5   Crediting of Payments and Proceeds........................................38
              ----------------------------------
Section 5.6   Adjustments...............................................................38
              -----------
Section 5.7   Nature of Obligations of Lenders Regarding Extensions of Credit;
              ----------------------------------------------------------------
              Assumption by the Administrative Agent....................................38
              --------------------------------------
Section 5.8   Changed Circumstances.....................................................39
              ----------------------
Section 5.9   Indemnity.................................................................41
              ---------
Section 5.10  Capital Requirements......................................................41
              --------------------
Section 5.11  Taxes.....................................................................41
              -----
Section 5.12  Mitigation................................................................43
              ----------
Section 5.13  Replacement of Demanding Lender...........................................43
              -------------------------------

                                   ARTICLE 6
                  CLOSING; CONDITIONS OF CLOSING AND BORROWING
                  --------------------------------------------

Section 6.1   Closing...................................................................44
              -------
Section 6.2   Conditions to Closing and Initial Extensions of Credit....................44
              ------------------------------------------------------
Section 6.3   Conditions to All Loans and Letters of Credit.............................47
              ---------------------------------------------

                                   ARTICLE 7
                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER
                 ----------------------------------------------

Section 7.1   Representations and Warranties............................................47
              ------------------------------
Section 7.2   Survival of Representations and Warranties, Etc...........................55
              -----------------------------------------------

                                   ARTICLE 8
                       FINANCIAL INFORMATION AND NOTICES
                       ---------------------------------

Section 8.1   Financial Statements and Projections......................................56
              ------------------------------------
Section 8.2   Officer's Compliance Certificate..........................................57
              --------------------------------
Section 8.3   Other Reports.............................................................57
              -------------
Section 8.4   Notice of Subsidiaries, Litigation and Other Matters......................57
              ----------------------------------------------------
Section 8.5   Accuracy of Information...................................................58
              -----------------------

                                   ARTICLE 9
                             AFFIRMATIVE COVENANTS
                             ---------------------

Section 9.1   Preservation of Corporate Existence and Related Matters...................58
              -------------------------------------------------------
Section 9.2   Maintenance of Property...................................................58
              -----------------------
Section 9.3   Insurance.................................................................59
              ---------
Section 9.4   Accounting Methods and Financial Records..................................59
              ----------------------------------------
Section 9.5   Payment and Performance of Obligations....................................59
              --------------------------------------
Section 9.6   Compliance With Laws and Approvals........................................59
              ----------------------------------
Section 9.7   Environmental Laws........................................................59
              ------------------
Section 9.8   Compliance with ERISA.....................................................60
              ---------------------
Section 9.9   Compliance With Agreements................................................60
              --------------------------
Section 9.10  Conduct of Business.......................................................60
              -------------------
Section 9.11  Visits and Inspections....................................................61
              ----------------------


Section 9.12  Year 2000 Compatibility...................................................61
              -----------------------
Section 9.13  Further Assurances........................................................61
              ------------------
Section 9.14  Stock Pledges and Guaranties..............................................60
              ----------------------------

                                   ARTICLE 10
                              FINANCIAL COVENANTS
                              -------------------

Section 10.1  Consolidated Funded Debt to Consolidated EBITDA Ratio.....................62
              -----------------------------------------------------
Section 10.2  Fixed Charge Coverage Ratio...............................................62
              ---------------------------

                                   ARTICLE 11
                               NEGATIVE COVENANTS
                               ------------------

Section 11.1  Limitations on Debt.......................................................62
              -------------------
Section 11.2  Intentionally Omitted.....................................................63
              ---------------------
Section 11.3  Limitations on Liens......................................................63
              --------------------
Section 11.4  Limitations on Mergers and Liquidation....................................64
              --------------------------------------
Section 11.5  Limitations on Sale of Assets.............................................65
              -----------------------------
Section 11.6  Prohibition against Limitations on Dividends and Distributions............65
              --------------------------------------------------------------
Section 11.7  Sales of Dart Group Margin Stock..........................................66
              --------------------------------
Section 11.8  Transactions with Dart Group Companies and Affiliates.....................66
              -----------------------------------------------------
Section 11.9  Certain Accounting Changes................................................67
              --------------------------
Section 11.10 Amendments; Payments and Prepayments of Subordinated Debt.................67
              ---------------------------------------------------------

                                   ARTICLE 12
                              DEFAULT AND REMEDIES
                              --------------------

Section 12.1  Events of Default.........................................................68
              -----------------
Section 12.2  Remedies..................................................................70
              --------
Section 12.3  Rights and Remedies Cumulative; Non-Waiver; etc...........................71
              -----------------------------------------------

                                   ARTICLE 13
                            THE ADMINISTRATIVE AGENT
                            ------------------------

Section 13.1  Appointment...............................................................71
              -----------
Section 13.2  Delegation of Duties......................................................71
              --------------------
Section 13.3  Exculpatory Provisions....................................................71
              ----------------------
Section 13.4  Reliance by the Administrative Agent......................................72
              ------------------------------------
Section 13.5  Notice of Default.........................................................72
              -----------------
Section 13.6  Non-Reliance on the Administrative Agent and Other Lenders................73
              ----------------------------------------------------------
Section 13.7  Indemnification...........................................................73
              ---------------
Section 13.8  The Administrative Agent in Its Individual Capacity.......................73
              ---------------------------------------------------
Section 13.9  Resignation of the Administrative Agent; Successor Administrative
              -----------------------------------------------------------------
              Agent.....................................................................74
              -----
Section 13.10 Syndication Agent and Documentation Agent.................................74
              -----------------------------------------

                                   ARTICLE 14
                                 MISCELLANEOUS
                                 -------------

Section 14.1  Notices...................................................................74
              -------
Section 14.2  Expenses; Indemnity.......................................................75
              -------------------
Section 14.3  Set-off...................................................................76
              -------
Section 14.4  Governing Law.............................................................76
              -------------
Section 14.5  Consent to Jurisdiction...................................................76
              -----------------------
Section 14.6  Binding Arbitration; Waiver of Jury Trial.................................77
              -----------------------------------------
Section 14.7  Reversal of Payments......................................................77
              --------------------
Section 14.8  Injunctive Relief; Punitive Damages.......................................78
              -----------------------------------
Section 14.9  Accounting Matters........................................................78
              ------------------
Section 14.10 Successors and Assigns; Participations....................................78
              --------------------------------------
Section 14.11 Amendments, Waivers and Consents..........................................81
              --------------------------------
Section 14.12 Performance of Duties.....................................................81
              ---------------------
Section 14.13 All Powers Coupled with Interest..........................................81
              --------------------------------
Section 14.14 Survival of Indemnities...................................................82
              -----------------------
Section 14.15 Titles and Captions.......................................................82
              -------------------
Section 14.16 Severability of Provisions................................................82
              --------------------------
Section 14.17 Counterparts..............................................................82
              ------------
Section 14.18 Term of Agreement.........................................................82
              -----------------

EXHIBITS

Exhibit A-1        --      Form of Revolving Credit Note
Exhibit A-2        --      Form of Swingline Note
Exhibit A-3        --      Form of Competitive Bid Note
Exhibit A-4        --      Form of Term Note
Exhibit B-1        --      Form of Notice of Revolving Credit Borrowing
Exhibit B-2        --      Form of Competitive Bid Request
Exhibit B-3        --      Form of Competitive Bid
Exhibit C          --      Form of Notice of Account Designation
Exhibit D-1        --      Form of Notice of Revolving Credit Prepayment
Exhibit D-2        --      Form of Notice of Term Loan Prepayment
Exhibit E          --      Form of Notice of Conversion/Continuation
Exhibit F          --      Form of Officer's Compliance Certificate
Exhibit G          --      Form of Assignment and Acceptance

SCHEDULES

Schedule 1         --      Lenders and Commitments
Schedule 7.1(a)    --      Jurisdictions of Organization and Qualification
Schedule 7.1(b)    --      Subsidiaries and Capitalization
Schedule 7.1(j)    --      Employee Benefit Plans
Schedule 7.1(m)    --      Material Contracts
Schedule 7.1(n)    --      Labor and Collective Bargaining Agreements
Schedule 7.1(u)    --      Debt and Guaranty Obligations
Schedule 7.1(v)    --      Litigation
Schedule 11.3      --      Existing Liens
Schedule 11.6      --      Existing Restrictions on Dividends

     CREDIT AGREEMENT, dated as of the 12th day of May, 1998, by and among RICHFOOD HOLDINGS, INC., a Virginia corporation (the "Borrower"), the Lenders who are or may become a party to this Agreement (the "Lenders"), FIRST UNION NATIONAL BANK, a national banking association (the "Administrative Agent"), as Administrative Agent for the Lenders, CRESTAR BANK, as Syndication Agent, and THE FIRST NATIONAL BANK OF CHICAGO, as Documentation Agent.

                              STATEMENT OF PURPOSE
                              --------------------

     The Borrower has requested that the Lenders extend, and the Lenders have agreed to extend, certain credit facilities to the Borrower on the terms and conditions contained in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS
                                  -----------

     Section 1.1  Definitions.  The following terms when used in this Agreement
                  -----------
shall have the meanings assigned to them below:

     "Absolute Competitive Bid Borrowing" means a Competitive Bid Borrowing of
      ----------------------------------
Competitive Bid Loans bearing interest at a fixed interest rate.

     "Acquisition Agreement" means the Agreement and Plan of Merger by and among
      ---------------------
the Borrower, DGC Acquisition and Dart dated as of April 9, 1998.

     "Acquisition Transactions" means the purchase of shares of Dart by DGC
      ------------------------
Acquisition through a tender offer and the merger of DGC Acquisition with and into Dart pursuant to the Acquisition Agreement.

     "Administrative Agent" means First Union in its capacity as Administrative
      --------------------
Agent hereunder, and any successor thereto appointed pursuant to Section 13.9.

     "Administrative Agent's Office" means the office of the Administrative
      -----------------------------
Agent specified in or determined in accordance with the provisions of Section 14.1.

     "Affiliate" means, with respect to any Person, any other Person (other than
      ---------
a Subsidiary of such first Person) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means
(a) the power to vote five percent (5%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Agents" means the Administrative Agent, Crestar Bank as Syndication Agent
      ------
and/or The First National Bank of Chicago as Documentation Agent as the context may require.

     "Aggregate Revolving Credit Commitment" means the aggregate amount of the
      -------------------------------------
Lenders' Revolving Credit Commitments hereunder, as such amount may be increased, reduced or modified at any time or from time to time pursuant to the terms hereof. On the Closing Date, the Aggregate Revolving Credit Commitment shall be Two Hundred Fifty Million Dollars ($250,000,000.00).

     "Aggregate Term Loan Commitment" means the aggregate amount of the Lenders'
      ------------------------------
Term Loan Commitments hereunder, which shall not exceed Two Hundred Million Dollars ($200,000,000.00).

     "Agreement" means this Credit Agreement, as amended, restated or otherwise
      ---------
modified.

     "Applicable Law" means all applicable provisions of constitutions, laws,
      --------------
statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

     "Applicable Margin" shall have the meaning assigned thereto in Section
      -----------------
5.1(c).

     "Application" means an application, in the form specified by the Issuing
      -----------
Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit.

     "Assignment and Acceptance" shall have the meaning assigned thereto in
      -------------------------
Section 14.10.

     "Base Rate" means, at any time, the higher of (a) the Prime Rate or (b) the
      ---------
Federal Funds Rate plus 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

     "Base Rate Loan" means any Loan bearing interest at a rate based upon the
      --------------
Base Rate as provided in Section 5.1(a).

     "Borrower" means Richfood Holdings, Inc. in its capacity as borrower
      --------
hereunder.

     "Business Day" means (a) for all purposes other than as set forth in clause
      ------------
(b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

     "Capital Asset" means, with respect to the Borrower and its Subsidiaries,
      -------------
any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of the Borrower and its Subsidiaries.

     "Capital Lease" means, with respect to the Borrower and its Subsidiaries,
      -------------
any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrower and its Subsidiaries.

     "Capital Markets" means First Union Capital Markets, a division of Wheat
      ---------------
First Securities, Inc., and its successors.

     "Change in Control" shall have the meaning assigned thereto in Section
      -----------------
12.1(i).

     "Closing Date" means the date of this Agreement or such later Business Day
      ------------
upon which each condition described in Article 6 shall be satisfied or waived in all respects in a manner acceptable to the Administrative Agent, in its sole discretion.

     "Code" means the Internal Revenue Code of 1986, and the rules and
      ----
regulations thereunder, each as amended, supplemented or otherwise modified.

     "Commitment" means, as to any Lender, such Lender's Revolving Credit
      ----------
Commitment and/or such Lender's Term Loan Commitment as the context requires.

     "Commitment Percentage" means, as to any Lender at any time, such Lender's
      ---------------------
Revolving Credit Commitment Percentage and/or such Lender's Term Loan Commitment Percentage as the context requires.

     "Competitive Bid" means an offer by a Lender to make one or more
      ---------------
Competitive Bid Loans in accordance with the provisions of Section 2.4.

     "Competitive Bid Borrowing" means the borrowing by the Borrower on a single
      -------------------------
date of any one or more Competitive Bid Loans as to which a single Interest Period is in effect in accordance with the provisions of Section 2.4.

     "Competitive Bid Loans" means any competitive bid loan made to the Borrower
      ---------------------
pursuant to Section 2.4; and all such competitive bid loans collectively as the context requires.

     "Competitive Bid Notes" means the collective reference to the Competitive
      ---------------------
Bid Notes made by the Borrower payable to the order of the Lenders, each substantially in the form of Exhibit A-3 hereto, evidencing the Competitive Bid
                             -----------
Loans of the Lenders, and any amendments and modifications thereto, any substitutes therefor, and any replacements, renewals and extensions thereof, in whole or in part; "Competitive Bid Note" means any of such Competitive Bid Notes.

     "Competitive Bid Rate" shall have the meaning assigned thereto in Section
      --------------------
2.4(d).

     "Competitive Bid Request" shall have the meaning assigned thereto in
      -----------------------
Section 2.4(b).

     "Consolidated" means, when used with reference to financial statements or
      ------------
financial statement items of the Borrower and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

     "Consolidated EBITDA" means, for any period and without duplication, the
      -------------------
Consolidated net income of the Borrower and its Subsidiaries for such period plus the aggregate amount deducted in determining such Consolidated net income for such period with respect to interest, taxes, depreciation and amortization; provided that, in calculating Consolidated EBITDA for any period, (i) any Subsidiary acquired during such period shall be treated as if it were a Subsidiary for the entire period and (ii) any non-cash gains or losses resulting from the sale, conversion or other disposition of assets, any gains or losses resulting from the write-up or write-down of assets, any equity in the unremitted earnings of any company which is not a Wholly-Owned Subsidiary and any other non-cash extraordinary items shall be disregarded.

     "Consolidated EBITDAR" means, for any period and without duplication, the
      --------------------
Consolidated net income of the Borrower and its Subsidiaries for such period plus the aggregate amount deducted in determining such Consolidated net income for such period with respect to interest, taxes, depreciation, amortization and net rent (including, without limitation, rent under synthetic and other structured leases); provided that, in calculating Consolidated EBITDAR for any period, (i) any Subsidiary acquired during such period shall be treated as if it were a Subsidiary for the entire period, and (ii) any non-cash gains or losses resulting from the sale, conversion or other disposition of assets, any gains or losses resulting from the write-up or write-down of assets, any equity in the unremitted earnings of any company which is not a Wholly-Owned Subsidiary and any other non-cash extraordinary items shall be disregarded.

     "Consolidated Fixed Charges" means, for any period and without duplication,
      --------------------------
the sum of the Consolidated interest expense (including, without limitation, the portion of any obligation under Capital Leases allocable to Consolidated interest expense in accordance with GAAP) of the Borrower and its Subsidiaries for such period, the Consolidated net rent expense (including, without limitation, rent expense under synthetic and other structured leases) of the Borrower and its Subsidiaries for such period, the Consolidated current maturities of long-term debt of the Borrower and its Subsidiaries as of the end of such period, and the Consolidated obligations of the Borrower and its Subsidiaries with respect to the principal components of payments under Capital Leases which were payable during such period.

     "Consolidated Funded Debt" means, at any date and without duplication, the
      ------------------------
sum of (i) the Consolidated Debt of the Borrower and its Subsidiaries of the types described in clauses (a), (b), (c) and (d) of the definition of Debt at such date (including current maturities of such Debt), and (ii) the aggregate implied principal amount of synthetic and other structured leases of the Borrower and its Subsidiaries at such date calculated in accordance with applicable Federal income tax laws and regulations.

     "Consolidated Funded Debt to Consolidated EBITDA Ratio" means, at any date,
      -----------------------------------------------------
the ratio of Consolidated Funded Debt as of such date to Consolidated EBITDA for the four-quarter period ending on such date.

     "Consolidated Net Tangible Assets" means, at any date and without
      --------------------------------
duplication, the aggregate amount of assets of the Borrower and its Subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities, and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of the Borrower and its Subsidiaries and computed in accordance with GAAP.

     "Credit Facility" means the collective reference to the Revolving Credit
      ---------------
Facility, the L/C Facility and the Term Loans.

     "Crown" means Crown Books Corporation, a Delaware corporation and a
      -----
Subsidiary of Dart.

     "Dart" means Dart Group Corporation, a Delaware corporation.
      ----

     "Dart Group Margin Stock" means the issued and outstanding shares of common
      -----------------------
stock of Dart, Crown and Trak; provided that any such common stock shall cease to be Dart Group Margin Stock at such time as such common stock ceases to be Margin Stock.

     "Debt" means, with respect to the Borrower and its Subsidiaries at any date
      ----
and without duplication, the sum of the following calculated in accordance with
GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business, (c) all obligations of any such Person as lessee with respect to the principal components of Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all Guaranty Obligations of any such Person, (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including without limitation any Reimbursement Obligation, and banker's acceptances issued for the account of any such Person and (g) all obligations incurred by any such Person pursuant to Hedging Agreements.

     "Default" means any of the events specified in Section 12.1 which with the
      -------
passage of time, the giving of notice or any other condition would constitute an Event of Default.

     "Demanding Lender" shall have the meaning assigned thereto in Section 5.13.
      ----------------

     "DGC Acquisition" means DGC Acquisition, Inc., a Delaware corporation and a
      ---------------
Subsidiary of the Borrower.

     "Dollars" or "$" means, unless otherwise qualified, dollars in lawful
      --------------
currency of the United States.

     "Eligible Assignee" means, with respect to any assignment of the rights,
      -----------------
interests and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof or under the laws of a country which is a member of the Organization for Economic Cooperation and Development, having combined capital and surplus in excess of $500,000,000, (b) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000,
(c) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (d) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, or (e) any other Person that has been approved in writing as an Eligible Assignee by the Borrower and the Administrative Agent.

     "Employee Benefit Plan" means any employee benefit plan within the meaning
      ---------------------
of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

     "Environmental Laws" means any and all federal, state and local laws,
      ------------------
statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and the
      -----
rules and regulations thereunder, each as amended, supplemented or otherwise modified.

     "ERISA Affiliate" means any Person who together with the Borrower is
      ---------------
treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

     "Eurodollar Reserve Percentage" means, for any day, the percentage
      -----------------------------
(expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

     "Event of Default" means any of the events specified in Section 12.1,
      ----------------
provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

     "Existing Credit Facilities" means the following credit facilities of the
      --------------------------
Borrower which will be refinanced with the proceeds of Loans made hereunder:
(i) the $250,000,000 five-year revolving credit facility described in the Credit Agreement dated February 27, 1998, by and among the Borrower, the Lenders referred to therein, First Union National Bank, as Administrative Agent, Crestar Bank, as Syndication Agent, and SunTrust Bank, Atlanta, as Documentation Agent, and (ii) the $100,000,000 364-day revolving credit facility described in the Credit Agreement dated February 27, 1998, by and among the Borrower, the Lenders referred to therein, First Union National Bank, as Administrative Agent, Crestar Bank, as Syndication Agent, and SunTrust Bank, Atlanta, as Documentation Agent.

     "Extensions of Credit" means, as to any Lender at any time, an amount equal
      --------------------
to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Commitment Percentage of the Swingline Loans then outstanding, (c) the aggregate principal amount of all Competitive Bid Loans made by such Lender then outstanding, (d) such Lender's Revolving Credit Commitment Percentage of the L/C Obligations then outstanding and (e) the aggregate principal amount of all Term Loans made by such Lender then outstanding.

     "Facility Fee Percentage" shall have the meaning assigned thereto in
      -----------------------
Section 5.3(b).

     "FDIC" means the Federal Deposit Insurance Corporation or any successor
      ----
thereto.

     "Federal Funds Rate" means, the rate per annum (rounded upwards, if
      ------------------
necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

     "First Union" means First Union National Bank, a national banking
      -----------
association, and its successors.

     "Fiscal Year" means the fiscal year of the Borrower and its Subsidiaries
      -----------
ending on the Saturday nearest April 30.

     "GAAP" means generally accepted accounting principles, as recognized from
      ----
time to time by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Borrower and its Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Borrower and its Subsidiaries.

     "Governmental Approvals" means all authorizations, consents, approvals,
      ----------------------
licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

     "Governmental Authority" means any nation, province, state or political
      ----------------------
subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Guaranty Obligation" means, with respect to the Borrower and its
      -------------------
Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other similar obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

     "Hazardous Materials" means any substances or materials (a) which are or
      -------------------
become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Applicable Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Applicable Law, (d) the discharge or emission or release of which requires a permit or license under any Applicable Law or other Governmental Approval, (e) which are found by a court of competent jurisdiction or by any Governmental Authority to constitute a nuisance, a trespass or pose a health or safety hazard to persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance of the type listed in any other part of this definition, or (g) which contain asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

     "Hedging Agreement" means any agreement with respect to an interest rate
      -----------------
swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Borrower, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated or otherwise modified.

     "Interest Period" shall have the meaning assigned thereto in Section 5.1(b)
      ---------------
in the case of LIBOR Rate Loans and LIBOR Competitive Bid Borrowings, and means a period not less than seven (7) days or more than one hundred eighty (180) days as provided in Section 2.4 in the case of Absolute Competitive Bid Borrowings.

     "Investment Grade" means a Senior Debt Rating equal to or higher than BBB-
      ----------------
(or its equivalent).

     "Issuing Lender" means First Union, in its capacity as issuer of any Letter
      --------------
of Credit, or any successor thereto.

     "L/C Commission Percentage" shall have the meaning assigned thereto in
      -------------------------
Section 3.3(b).

     "L/C Commitment" means Twenty-Five Million Dollars ($25,000,000.00).
      --------------

     "L/C Facility" means the letter of credit facility established pursuant to
      ------------
Article 3.

     "L/C Obligations" means at any time, an amount equal to the sum of (a) the
      ---------------
aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

     "L/C Participants" means the collective reference to all the Lenders other
      ----------------
than the Issuing Lender.

     "Lender" means each Person executing this Agreement as a Lender set forth
      ------
on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 14.10(b).

     "Lending Office" means, with respect to any Lender, the office of such
      --------------
Lender maintaining such Lender's Loans.

     "Letters of Credit" shall have the meaning assigned thereto in Section 3.1.
      -----------------

     "LIBOR" means the rate of interest per annum determined on the basis of the
      -----
rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to the applicable Interest Period which appears on the Telerate Page 3750 at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)). If, for any reason, such rate does not appear on Telerate Page 3750, then "LIBOR" shall be determined by the Administrative Agent to be the arithmetic average (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)) of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Loan.

     "LIBOR Competitive Bid Borrowing" means a Competitive Bid Borrowing of
      -------------------------------
Competitive Bid Loans bearing interest at an interest rate based on LIBOR.

     "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the
      ----------
next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

     LIBOR Rate =                   LIBOR
                    --------------------------------------
                     1.00 - Eurodollar Reserve Percentage

     "LIBOR Rate Loan" means any Loan bearing interest at a rate based upon the
      ---------------
LIBOR Rate as provided in Section 5.1(a).

     "Lien" means, with respect to any asset, any mortgage, lien, pledge,
      ----
charge, security interest or encumbrance of any kind with respect to such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

     "Loans" means the collective reference to the Revolving Credit Loans, the
      -----
Swingline Loans, the Competitive Bid Loans and the Term Loans, and "Loan" means any of such Loans.

     "Loan Documents" means, collectively, this Agreement, the Notes, the
      --------------
Applications, any stock pledge agreements and guaranty agreements provided pursuant to Section 9.14 and each other document, instrument and agreement executed and delivered by the Borrower, its Subsidiaries or their counsel in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, restated or otherwise modified.

     "Margin Stock" shall have the meaning assigned to such term in Regulation
      ------------
U.

     "Material Adverse Change" means a material adverse change in the condition
      -----------------------
(financial or otherwise), operations, business, properties or financial prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole; it being understood and agreed that the bankruptcy or insolvency of Crown or any other material adverse change in the condition (financial or otherwise), operations, business, properties or financial prospects of Crown will not in and of itself constitute a Material Adverse Change.

     "Material Adverse Effect" means a material adverse effect upon (a) the
      -----------------------
condition (financial or otherwise), operations, business, properties or financial prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under this Agreement or any of the other Loan Documents, or (c) the legality, validity or enforceability of this Agreement or any of the other Loan Documents; it being understood and agreed that the bankruptcy or insolvency of Crown or any other material adverse effect on the condition (financial or otherwise), operations, business, properties or financial prospects of Crown will not in and of itself constitute a Material Adverse Effect.

     "Material Contract" means (a) any multi-year supply agreement with a
      -----------------
customer producing revenue in excess of $50,000,000 per year or any other contract or other agreement, written or oral, of the Borrower or any of its Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $10,000,000 per year, or (b) any other contract or agreement, written or oral, of the Borrower or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

     "Maximum Competitive Bid Loan Amount" means Two Hundred Fifty Million
      -----------------------------------
Dollars ($250,000,000.00).

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section
      ------------------
4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or is accruing an obligation to make contributions or has made or has accrued an obligation to make contributions within the preceding six years.

     "Net Proceeds" means (i) with respect to any public issuance of capital
      ------------
stock or other equity securities by the Borrower, any and all cash proceeds received by the Borrower with respect to such issuance of capital stock or other equity securities, minus all reasonable and customary costs and expenses incurred by the Borrower directly in connection with the issuance thereof; (ii) with respect to any incurrence by the Borrower or any Wholly-Owned Subsidiary of indebtedness for borrowed money with a term exceeding one year, the principal amount of such indebtedness, minus all reasonable and customary costs and expenses incurred by the Borrower or such Subsidiary in connection with the incurrence thereof; (iii) with respect to any sale or other disposition of the stock of Dart or any Subsidiary of Dart (other than Dart Group Margin Stock and other than sales and other dispositions of stock pursuant to employee benefit plans in the ordinary course of business), the product of (1) any and all cash proceeds of such sale or other disposition minus the amount of all indebtedness secured by a Lien on such stock which is repaid in connection with such sale or other disposition and minus all reasonable and customary costs and expenses incurred directly in connection with such sale or other disposition, multiplied by (2) the percentage, expressed as a decimal, of the stock so sold or disposed of which was owned by Richfood, Dart and/or any of their respective Subsidiaries immediately prior to such sale or other disposition; (iv) with respect to any sale or other disposition of all or substantially all of the assets of Dart or any Subsidiary of Dart (other than the assets of Dart or any Subsidiary of Dart, the stock of which is Dart Group Margin Stock, and other than real estate covered by clause (v) below), the product of (1) any and all cash proceeds of such sale or other disposition minus the amount of all indebtedness secured by a Lien on such assets which is repaid in connection with such sale or other disposition and minus all reasonable and customary costs and expenses incurred directly in connection with such sale or other disposition, multiplied by (2) the percentage, expressed as a decimal, of the stock of Dart or the Subsidiary of Dart, as applicable, which so sold or disposed of such assets which was owned by Richfood, Dart and/or any of their respective Subsidiaries at the time of such sale or other disposition; and (v) with respect to any sale or other disposition of any real estate owned by Dart or any Subsidiary of Dart, any and all cash proceeds of such sale or other disposition, minus the amount of all indebtedness secured by such real estate which is repaid in connection with such sale or other disposition and minus all reasonable and customary costs and expenses incurred directly in connection with such sale or other disposition.

     "Notes" means the collective reference to the Revolving Credit Notes, the
      -----
Swingline Note, the Competitive Bid Notes and the Term Notes, and "Note" means any of such Notes.

     "Notice of Account Designation" shall have the meaning assigned thereto in
      -----------------------------
Section 2.3(b).

     "Notice of Conversion/Continuation" shall have the meaning assigned thereto
      ---------------------------------
in Section 5.2.

     "Notice of Revolving Credit Borrowing" shall have the meaning assigned
      ------------------------------------
thereto in Section 2.3(a).

     "Notice of Revolving Credit Prepayment" shall have the meaning assigned
      -------------------------------------
thereto in Section 2.5(c).

     "Notice of Term Loan Prepayment" shall have the meaning assigned thereto in
      ------------------------------
Section 4.3(c).

     "Obligations" means, in each case, whether now in existence or hereafter
      -----------
arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations and (c) all other fees and commissions (including attorneys' fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower or any Subsidiary to the Lenders or the Administrative Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money, under or with respect to this Agreement, any Note, any Letter of Credit or any of the other Loan Documents.

     "Officer's Compliance Certificate" shall have the meaning assigned thereto
      --------------------------------
in Section 8.2.

     "Other Taxes" shall have the meaning assigned thereto in Section 5.11(b).
      -----------

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor
      ----
agency.

     "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer
      ------------
Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained for employees of the Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any of their current or former ERISA Affiliates.

     "Person" means an individual, corporation, limited liability company,
      ------
partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

     "Prime Rate" means, at any time, the rate of interest per annum publicly
      ----------
announced from time to time by First Union as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

     "Register" shall have the meaning assigned thereto in Section 14.10(d).
      --------

     "Regulation U" means Regulation U of the Board of Governors of the Federal
      ------------
Reserve System of the United States.

     "Reimbursement Obligation" means the obligation of the Borrower to
      ------------------------
reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

     "Replacement Lender" shall have the meaning assigned thereto in Section
      ------------------
5.13.

     "Required Lenders" means, at any date, any combination of holders of 51% or
      ----------------
more of the aggregate unpaid principal amount of the Revolving Credit Notes and the Term Notes; or if no amounts are outstanding under the Revolving Credit Notes or the Term Notes, any combination of Lenders whose Revolving Credit Commitment Percentages aggregate 51% or more; or if no amounts are outstanding under the Revolving Credit Notes or the Term Notes, all of the Commitments have been terminated, and there are Competitive Bid Loans outstanding, any combination of holders of 51% or more of the aggregate unpaid principal amount of such Competitive Bid Loans.

     "Responsible Officer" means any of the following: the chief executive
      -------------------
officer, chief financial officer or treasurer of the Borrower or any other officer of the Borrower reasonably acceptable to the Administrative Agent.

     "Restricted Margin Stock" means Margin Stock owned by the Borrower or any
      -----------------------
Subsidiary which represents not more than 33-1/3% of the aggregate value (determined in accordance with Regulation U), on a consolidated basis, of the property and assets of the Borrower and its Subsidiaries (other than any Margin Stock) that is subject to the provisions of Sections 11.3 and 11.5.

     "Revolving Credit Commitment" means, as to any Lender, the obligation of
      ---------------------------
such Lender to make Revolving Credit Loans to the Borrower, make or participate in Swingline Loans to the Borrower and issue or participate in Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any time outstanding not to exceed the amount set forth opposite such Lender's name under Revolving Credit Commitment on Schedule 1 hereto, as
                                                        ----------
the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.

     "Revolving Credit Commitment Percentage" means, as to any Lender at any
      --------------------------------------
time, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) the Aggregate Revolving Credit Commitment of all of the Lenders.

     "Revolving Credit Extensions of Credit" means, as to any Lender at any
      -------------------------------------
time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Commitment Percentage of the Swingline Loans then outstanding,
(c) the aggregate principal amount of all Competitive Bid Loans made by such Lender then outstanding, and (d) such Lender's Revolving Credit Commitment Percentage of the L/C Obligations then outstanding.

     "Revolving Credit Facility" means the revolving credit facility established
      -------------------------
pursuant to Article 2.

     "Revolving Credit Loans" means any revolving loan made to the Borrower
      ----------------------
pursuant to Section 2.1, and all such revolving loans collectively as the context requires.

     "Revolving Credit Notes" means the collective reference to the Revolving
      ----------------------
Credit Notes made by the Borrower payable to the order of the Lenders, each substantially in the form of Exhibit
                             -------

A-1 hereto, evidencing the Revolving Credit Loans of the Lenders, and any
---
amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals and extensions thereof, in whole or in part; "Revolving Credit Note" means any of such Revolving Credit Notes.

     "Revolving Credit Termination Date" means the earliest of the dates
      ---------------------------------
referred to in Section 2.9.

     "SEC" means the Securities and Exchange Commission or any successor agency.
      ---

     "Senior Debt Rating" means the senior debt rating assigned to the Borrower
      ------------------
from time to time by S&P or, if no senior debt rating is so assigned, the corporate debt rating assigned to the Borrower from time to time by S&P.

     "Shoppers" means Shoppers Food Warehouse Corporation, a Delaware
      --------
corporation and a Subsidiary of Dart.

     "Shoppers Senior Notes" means the 9.34% senior notes of Shoppers due 2004
      ---------------------
in the aggregate principal amount of $200,000,000.

     "Significant Subsidiary" means (i) Richfood, Inc., Rotelle, Inc., SuperRite
      ----------------------
Foods, Inc., Foodarama Incorporated, DGC Acquisition, Dart, and Shoppers and
(ii) each other Subsidiary (other than Crown and Trak), whether now existing or hereafter formed or acquired, which now or at any time hereafter owns three percent (3%) or more of Consolidated Net Tangible Assets; provided that neither Dart, Shoppers nor any other Subsidiary of Dart shall be a Significant Subsidiary until the date on which DGC Acquisition acquires more than fifty percent (50%) of the outstanding capital stock of Dart as contemplated by the Acquisition Agreement.

     "Solvent" means, as to the Borrower and its Subsidiaries on a particular
      -------
date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill
      ---
Companies, Inc., or any successor rating agency thereto.

     "Subordinated Debt" means the Debt described on Schedule 7.1(u) designated
      -----------------                              ---------------
as Subordinated Debt and any other Debt of the Borrower or any Subsidiary the payment of which is subordinated to the payment to the Obligations.

     "Subsidiary" means as to any Person, any corporation, partnership, limited
      ----------
liability company or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time, directly or indirectly, owned by such Person (irrespective of whether, at the time, capital stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency); provided that neither Dart nor any Subsidiary of Dart shall be a Subsidiary of the Borrower until the date on which DGC Acquisition acquires more than fifty percent (50%) of the outstanding capital stock of Dart as contemplated by the Acquisition Agreement. Unless otherwise qualified, references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrower. Notwithstanding the foregoing, the term "Subsidiary" shall not include any "Equity Store" or Person participating in the "Business Development Program." For purposes of this definition, (a) "Equity Store" means a Person in which the Borrower or any of its Subsidiaries has invested capital or to which it has made loans in accordance with the business practice of the Borrower and its Subsidiaries of making equity investments in Persons, and making or guaranteeing loans to such Persons, for the purpose of assisting such Persons in acquiring, remodeling, refurbishing, expanding or operating one or more retail grocery stores and pursuant to which such Persons are permitted or required to reduce the Borrower's or the Subsidiary's equity interest to a minority position over time, and (b) "Business Development Program" means the business practice of the Borrower and its Subsidiaries of making or guaranteeing loans to, or making equity investments in, third parties engaged in the retail grocery business in exchange for long-term supply agreements with the Borrower or any Subsidiary.

     "Swingline Commitment" means Thirty Million Dollars ($30,000,000.00).
      --------------------

     "Swingline Interest Rate" means an interest rate equal to the Base Rate
      -----------------------
minus one and one-half percent (1-1/2%) per annum; each change in the Swingline Interest Rate shall take effect simultaneously with the corresponding change in the Base Rate.

     "Swingline Lender" means First Union in its capacity as swingline lender
      ----------------
hereunder.

     "Swingline Loan" means any swingline loan made by the Swingline Lender to
      --------------
the Borrower pursuant to Section 2.2, and all such swingline loans collectively as the context requires.

     "Swingline Note" means the Swingline Note made by the Borrower payable to
      --------------
the order of the Swingline Lender, substantially in the form of Exhibit A-2
                                                                -----------
hereto, evidencing the Swingline Loans, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part.

     "Swingline Termination Date" means the earlier to occur of (a) the
      --------------------------
resignation of First Union as Administrative Agent in accordance with Section
13.9 and (b) the Revolving Credit Termination Date.

     "Synthetic Lease Transaction" means the synthetic lease transaction
      ---------------------------
described in the Master Agreement dated as of April 24, 1998, among SuperRite Foods, Inc., the Borrower, Atlantic Financial Group, Ltd., the financial institutions parties thereto and SunTrust Bank, Atlanta.

     "Taxes" shall have the meaning assigned thereto in Section 5.11(a).
      -----

     "Term Loan Commitment" means, as to any Lender, the obligation of such
      --------------------
Lender to make a Term Loan to the Borrower hereunder in a maximum principal amount not to exceed the amount set forth opposite such Lender's name under Term Loan Commitment on Schedule 1 hereto.
                   ----------

     "Term Loan Commitment Percentage" means, as to any Lender, the ratio of (a)
      -------------------------------
the amount of the Term Loan Commitment of such Lender to (b) the Aggregate Term Loan Commitment of all of the Lenders.

     "Term Loan Maturity Date" means November 12, 1999.
      -----------------------

     "Term Loans" means any term loan made to the Borrower pursuant to Section
      ----------
4.1, and all such term loans collectively as the context requires.

     "Term Notes" means the collective reference to the Term Notes made by the
      ----------
Borrower payable to the order of the Lenders, each substantially in the form of Exhibit A-4 hereto, evidencing the Term Loans of the Lenders, and any amendments
-----------
and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals and extensions thereof, in whole or in part; "Term Note" means any of such Term Notes.

     "Termination Event" means any of the following events which results or is
      -----------------
reasonably likely to result, either in any given instance or in the aggregate with one or more other such events, in a Material Adverse Effect or in liability of the Borrower or any Subsidiary (other than Crown) in excess of $25,000,000:
(a) a "Reportable Event" described in Section 4043 of ERISA, or (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan, or (g) the imposition of a Lien pursuant to Section 412 of the Code or
Section 302 of ERISA, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

     "Trade Letter of Credit" means a Letter of Credit issued as credit
      ----------------------
enhancement for the obligations of the Borrower or any Subsidiary with respect to a trade payable of the Borrower or such Subsidiary arising in the ordinary course of business which is not delinquent.

     "Trak" means Trak Auto Corporation, a Delaware corporation and a Subsidiary
      ----
of Dart.

     "UCC" means the Uniform Commercial Code as in effect in the Commonwealth of
      ---
Virginia.

     "Uniform Customs" means the Uniform Customs and Practice for Documentary
      ---------------
Credits (1994 Revision), International Chamber of Commerce Publication No. 500.

     "United States" means the United States of America.
      -------------

     "Unrestricted Margin Stock" means any Margin Stock owned by the Borrower or
      -------------------------
any Subsidiary which is not Restricted Margin Stock.

     "Wholly-Owned" means, with respect to a Subsidiary, that all of the shares
      ------------
of capital stock or other ownership interests of such Subsidiary (other than qualifying shares held by directors) are, directly or indirectly, owned or controlled by the Borrower and/or one or more of its Wholly-Owned Subsidiaries.

     Section 1.2  General.  Unless otherwise specified, a reference in this
                  -------
Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina.

     Section 1.3  Other Definitions and Provisions.
                  ---------------------------------

     (a) Use of Capitalized Terms.  Unless otherwise defined therein, all
         ------------------------
capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

     (b) Miscellaneous.  The words "hereof", "herein" and "hereunder" and words
         -------------
of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                   ARTICLE 2
                           REVOLVING CREDIT FACILITY
                           -------------------------

     Section 2.1  Revolving Credit Loans.  Subject to the terms and conditions
                  ----------------------
of this Agreement, each Lender severally agrees to make Revolving Credit Loans to the Borrower from time to time from the Closing Date to but excluding the Revolving Credit Termination Date as requested by the Borrower in accordance with the terms of Section 2.3; provided that (a) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) shall not exceed the Aggregate Revolving Credit Commitment less the sum of all outstanding Swingline Loans, all outstanding Competitive Bid Loans and all L/C Obligations and (b) the principal amount of outstanding Revolving Credit Loans from any Lender to the

Borrower shall not at any time exceed such Lender's Revolving Credit Commitment less the sum of such Lender's Revolving Credit Commitment Percentage of all outstanding Swingline Loans and such Lender's Revolving Credit Commitment Percentage of all L/C Obligations. Each Revolving Credit Loan by a Lender shall be in a principal amount equal to such Lender's Revolving Credit Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Termination Date.

     Section 2.2  Swingline Loans.
                  ---------------

     (a) Availability.  Subject to the terms and conditions of this Agreement,
         ------------
the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time from the Closing Date to but excluding the Swingline Termination Date; provided that the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested) shall not exceed the lesser of (i) the Aggregate Revolving Credit Commitment less the sum of all outstanding Revolving Credit Loans, all outstanding Competitive Bid Loans and all L/C Obligations and (ii) the Swingline Commitment. After the Swingline Lender has received written notice from the Required Lenders stating that a Default or an Event of Default exists accompanied by a written request by the Required Lenders that the Swingline Lender not make any further Swingline Loans as a result thereof, the Swingline Lender shall not make any Swingline Loans to the Borrower until such time as the Swingline Lender shall have received a written rescission of such notice and request from the Required Lenders or until a written waiver of such Default or Event of Default is provided by the Required Lenders.

     (b)  Refunding.
          ---------

          (i) Swingline Loans shall be refunded by the Lenders on demand by the Swingline Lender. Such refundings shall be made by the Lenders in accordance with their respective Revolving Credit Commitment Percentages and shall thereafter be reflected as Revolving Credit Loans of the Lenders on the books and records of the Administrative Agent. Each Lender shall fund its respective Revolving Credit Commitment Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 2:00 p.m. (Charlotte time) on the next succeeding Business Day after such demand is made. No Lender's obligation to fund its Revolving Credit Commitment Percentage of a Swingline Loan shall be affected by any other Lender's failure to fund its Revolving Credit Commitment Percentage of a Swingline Loan, nor shall any Lender's Revolving Credit Commitment Percentage be increased as a result of any such failure of any other Lender to fund its Revolving Credit Commitment Percentage.

          (ii) The Borrower shall pay to the Swingline Lender on demand the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the Borrower hereby authorizes the Administrative Agent to charge any account maintained with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline

Lender the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Revolving Credit Commitment Percentages.

          (iii) Each Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this Section 2.2 is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article 6. Further, each Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this
Section 2.2, one of the events described in Section 12.1(j) or (k) shall have occurred, each Lender will, on the date the applicable Revolving Credit Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Revolving Credit Commitment Percentage of the aggregate amount of such Swingline Loan. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender's participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded).

     (c) Termination of Swingline Commitment.  The Swingline Commitment shall
         -----------------------------------
terminate on the Swingline Termination Date.

     Section 2.3  Procedure for Advances of Revolving Credit and Swingline
                  --------------------------------------------------------
Loans.
-----

     (a) Requests for Borrowing.  The Borrower shall give the Administrative
         ----------------------
Agent irrevocable prior written notice in the form attached hereto as Exhibit B-
                                                                      ---------
1 (a "Notice of Revolving Credit Borrowing") (i) not later than 12:00 noon
-
(Charlotte time) on the Business Day on which each Swingline Loan is to be made,
(ii) not later than 11:00 a.m. (Charlotte time) at least one (1) Business Day before each Revolving Credit Loan which is initially to be a Base Rate Loan is to be made and (iii) not later than 11:00 a.m. (Charlotte time) at least three
(3) Business Days before each Revolving Credit Loan which is initially to be a LIBOR Rate Loan is to be made, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be in an amount equal to the amount of the Aggregate Revolving Credit Commitment then available to the Borrower, or if less, (x) with respect to Base Rate Loans in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, (y) with respect to LIBOR Rate Loans in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (z) with respect to Swingline Loans in an aggregate principle amount of $500,000 or a whole multiple of $100,000 in excess thereof, (C) whether such Loan is to be a Revolving Credit Loan or a Swingline Loan, (D) in the case of a Revolving Credit

Loan, whether the Loans are initially to be LIBOR Rate Loans or Base Rate Loans, and (E) in the case of a LIBOR Rate Loan, the duration of the initial Interest Period applicable thereto. Notices received after 12:00 noon (Charlotte time) in the case of Swingline Loans or 11:00 a.m. (Charlotte time) in the case of Base Rate Loans and LIBOR Rate Loans shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Revolving Credit Borrowing received by the Administrative Agent.

     (b) Disbursement of Revolving Credit and Swingline Loans.  Not later than
         ----------------------------------------------------
2:00 p.m. (Charlotte time) on the proposed borrowing date, (i) each Lender will make available to the Administrative Agent, for the account of the Borrower, at the Administrative Agent's Office in funds immediately available to the Administrative Agent, such Lender's Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date and (ii) the Swingline Lender will make available to the Administrative Agent, for the account of the Borrower, at the Administrative Agent's Office in funds immediately available to the Administrative Agent, the Swingline Loans to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.3 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent notice substantially in the form of Exhibit C hereto (a "Notice of
                                                ---------
Account Designation") delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time. Subject to Section 5.7, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section 2.3 to the extent that any Lender has not made available to the Administrative Agent its Revolving Credit Commitment Percentage of such Loan. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Lenders as provided in Section 2.2(b).

     Section 2.4  Competitive Bid Loans.
                  ---------------------

     (a) General.  Subject to the terms and conditions of this Agreement, the
         -------
Borrower may request that the Lenders submit bids to make Competitive Bid Loans to the Borrower from time to time on any Business Day from the fifth Business Day after the Closing Date to but excluding the thirtieth Business Day prior to the Revolving Credit Termination Date; provided that (a) no Lender shall have any obligation to submit any such bids or to make any such Competitive Bid Loans and the Borrower shall have no obligation to accept any such bids, and (b) the aggregate principal amount of all outstanding Competitive Bid Loans (after giving effect to any amount requested) shall not exceed the lesser of (i) the Aggregate Revolving Credit Commitment less the sum of all outstanding Revolving Credit Loans, all outstanding Swingline Loans and all L/C Obligations and (ii) the Maximum Competitive Bid Loan Amount.

     (b) Requests for Bids.  In order to request Competitive Bids from the
         -----------------
Lenders hereunder, the Borrower shall give the Administrative Agent prior written notice in the form attached hereto as Exhibit B-2 (a "Competitive Bid
                                              -----------
Request") not later than 11:00 a.m. (Charlotte time) at least two (2) Business Days before the date of a proposed Absolute Competitive Bid Borrowing and at least five (5) Business Days before the date of a LIBOR Competitive Bid

Borrowing, of its intention to request Competitive Bids, specifying with respect to each requested Competitive Bid Borrowing for a particular Interest Period (A) the date of such requested Competitive Bid Borrowing, which shall be a Business Day, (B) the aggregate amount of such requested Competitive Bid Borrowing, which shall be $10,000,000 or a whole multiple of $5,000,000 in excess thereof, (C) the Interest Period to be applicable to such Competitive Bid Borrowing, which shall not be less than seven (7) or more than one hundred eighty (180) days in the case of an Absolute Competitive Bid Borrowing and which shall be one (1), two (2), three (3) or six (6) months in the case of a LIBOR Competitive Bid Borrowing, and (D) whether such Competitive Bid Borrowing will be an Absolute Competitive Bid Borrowing or a LIBOR Competitive Bid Borrowing. The Borrower may request offers to make Competitive Bid Loans for up to three (3) separate Interest Periods in a single Competitive Bid Request, and each such request for a separate Interest Period shall be deemed a request for a separate Competitive Bid Borrowing; provided that (x) no Interest Period applicable to any Competitive Bid Borrowing shall expire on a date later than the last Business Day prior to the Revolving Credit Termination Date, (y) the Borrower may not submit a Competitive Bid Request within five (5) Business Days after the date of submission of any previous Competitive Bid Request or more than three (3) Competitive Bid Requests in one calendar month, and (z) no Competitive Bid Borrowing shall be made if, immediately after giving effect thereto, there would be outstanding Competitive Bid Loans having more than three (3) separate Interest Periods or outstanding LIBOR Loans and Competitive Bid Loans together having more than eight (8) separate Interest Periods (for which purpose Interest Periods applicable to LIBOR Rate Loans and Interest Periods applicable to Competitive Bid Loans shall be deemed to be separate Interest Periods even if they are coterminous). A Competitive Bid Request not given in the form of Exhibit B-2 or otherwise not given in compliance with the requirements of this
-----------
Section 2.4(b) may be rejected by the Administrative Agent in its sole discretion, and the Administrative Agent shall promptly notify the Borrower of any such rejection.

     (c) Notice to Lenders of Competitive Bid Request.  Upon receipt of a
         --------------------------------------------
Competitive Bid Request that is not rejected as provided above, the Administrative Agent shall promptly deliver to the Lenders a copy of such Competitive Bid Request, the delivery of which shall constitute an invitation by the Borrower to each Lender to submit a Competitive Bid on the terms and subject to the conditions of this Agreement, offering to make Competitive Bid Loans pursuant to such Competitive Bid Request.

     (d) Submission of Competitive Bids.  Each Lender may, but shall have no
         ------------------------------
obligation to, submit a Competitive Bid containing an offer or offers to make Competitive Bid Loans in response to any Competitive Bid Request; provided that, if the relevant Competitive Bid Request specifies more than one Interest Period, such Lender may submit a single Competitive Bid containing an offer or offers to make Competitive Bid Loans for one or more of such Interest Periods. Each Competitive Bid must comply with the requirements of this Section 2.4(d) and must be submitted to the Administrative Agent in writing (by facsimile transmission or otherwise) not later than 10:30 a.m. (Charlotte time) (i) on the proposed borrowing date in the case of an Absolute Competitive Bid Borrowing, and (ii) three (3) Business Days prior to the proposed borrowing date in the case of a LIBOR Competitive Bid Borrowing; provided that Competitive Bids submitted by the Administrative Agent (or any Affiliate of the Administrative

Agent) in its capacity as a Lender may be submitted only if the Administrative Agent or such Affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than 10:15 a.m. (Charlotte time) on the date the applicable Competitive Bids are due. Each Competitive Bid by a Lender shall (subject to Section 6.3 and Section 12.2) be irrevocable, shall be submitted in substantially the form of Exhibit B-3 and shall specify (A) the identity of such
                          -----------
Lender, (B) the Interest Period with respect to each Competitive Bid Loan for which such Competitive Bid is being made, each of which Interest Periods shall be not less than seven (7) or more than one hundred eighty (180) days in the case of an Absolute Competitive Bid Borrowing or shall be one (1), two (2), three (3) or six (6) months in the case of a LIBOR Competitive Bid Borrowing,
(C) the principal amount of each Competitive Bid Loan for which such competitive bid is being made, which principal amount shall be $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided that (y) the aggregate principal amount of all Competitive Bid Loans for which a Competitive Bid is submitted may be equal to, greater than or less than the Revolving Credit Commitment of such Lender, and (z) the aggregate principal amount of all Competitive Bid Loans offered by such Lender for a single Interest Period shall not exceed the requested principal amount of the Competitive Bid Borrowing for such Interest Period, (D) the fixed rate or LIBOR based rate of interest per annum (rounded to the nearest 1/100th of 1%) offered for each such Competitive Bid Loan (the "Competitive Bid Rate"), it being understood that a Competitive Bid may contain offers to make Competitive Bid Loans at up to three separate Competitive Bid Rates with respect to each Interest Period, and (E) the proposed borrowing date.

A Competitive Bid may be disregarded by the Administrative Agent if it (w) is not given substantially in the form of Exhibit B-3 or fails to specify all of
                                       -----------
the information required by this Section 2.4(d), (x) contains qualifying, conditional or similar language, (y) proposes terms other than or in addition to those set forth in the applicable Competitive Bid Request (other than setting forth separate Competitive Bid Rates for Competitive Bid Loans offered for any Interest Period as contemplated by clause (D) above), or (z) is submitted to the Administrative Agent after 10:30 a.m. (Charlotte time) on the applicable requested borrowing date.

     (e) Notice to Borrower of Competitive Bids.  Promptly upon receipt thereof
         --------------------------------------
and in any event not later than 11:00 a.m. (Charlotte time) (i) on the requested borrowing date in the case of an Absolute Competitive Bid Borrowing, and (ii) three (3) Business Days prior to the requested borrowing date in the case of a LIBOR Competitive Bid Borrowing, the Administrative Agent will notify the Borrower of the terms (i) of each Competitive Bid, if any, submitted by a Lender in compliance with the provisions of Section 2.4(d), and (ii) of each Competitive Bid, if any, submitted by a Lender that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Lender with respect to the same Competitive Bid Request. Any such subsequent Competitive Bid shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid and is timely received as provided in Section 2.4(d). The Administrative Agent's notice to the Borrower shall specify the principal amount of each Competitive Bid Loan with respect to which a Competitive Bid was made for each Interest Period specified in the relevant Competitive Bid Request, the respective Competitive Bid Rates therefor, and the identity of the Lender that made each such Competitive Bid.

     (f) Acceptance or Rejection of Competitive Bids.  Not later than 11:30 a.m.
         -------------------------------------------
(Charlotte time) on the date Competitive Bids are due, the Borrower will notify the Administrative Agent of its acceptance or rejection of the Competitive Bids referred to in Section 2.4(e). The Borrower shall be under no obligation to accept any Competitive Bid and may choose to reject all Competitive Bids, and the failure by the Borrower to give such notice in a timely manner shall be deemed to constitute a rejection of all Competitive Bids. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Competitive Bid in whole or in part, subject to the limitations on the aggregate outstanding principal amount of Competitive Bid Loans set forth in Section 2.4(a); provided that:

          (i) the aggregate principal amount of each Competitive Bid Borrowing with regard to each Interest Period shall not exceed the applicable amount set forth in the related Competitive Bid Request;

          (ii) the principal amount of each Competitive Bid Loan with regard to each Interest Period shall be $10,000,000 or a whole multiple of $5,000,000 in excess thereof (subject to the provisions of clause (v) below);

          (iii) acceptance of Competitive Bids may be made only on the basis of ascending (i.e., from the lowest effective yield to the highest) Competitive Bid Rates offered within each Interest Period;

          (iv) the Borrower may not accept any Competitive Bid that is required to be disregarded under the provisions of Section 2.4(d) or that otherwise fails to comply with the terms and conditions of this Section 2.4; and

          (v) if offers are made by two or more Lenders at the same Competitive Bid Rates for a greater aggregate principal amount than the amount in respect of which such offers are permitted to be accepted for the related Interest Period, then if the Borrower elects to accept any such offers, the aggregate principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Borrower among such Lenders (after consultation with the Administrative Agent) as nearly as practicable (in such whole multiples of not less than $500,000 as the Borrower, after consultation with the Administrative Agent, may deem appropriate) in proportion to the respective aggregate principal amounts of such offers. Determinations by the Borrower and the Administrative Agent of the respective amounts of Competitive Bid Loans shall be conclusive absent manifest error.

     (g) Funding of Competitive Bid Loans.  The Administrative Agent will
         --------------------------------
promptly notify each Lender which has submitted a Competitive Bid whether its offer has been accepted or rejected, and, if a Lender's Competitive Bid is accepted, the Administrative Agent will also notify the Lender of the amount and Competitive Bid Rate with regard to each applicable Interest Period. Not later than 2:00 p.m. (Charlotte time) on the proposed borrowing date, each Lender which has been so notified that its Competitive Bid has been accepted will make available to the Administrative Agent, for the account of the Borrower, at the Administrative Agent's Office in funds immediately available to the Administrative Agent, an amount equal to such Lender's

Competitive Bid Loan or Competitive Bid Loans. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each Competitive Bid Borrowing in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent Notice of Account Designation delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time. Subject to Section 5.7, the Administrative Agent shall not be obligated to disburse a Lender's portion of the proceeds of any Competitive Bid Borrowing to the extent that any Lender has not made such portion available to the Administrative Agent.

     (h) Repayment of Competitive Bid Loans.  The Borrower shall repay the
         ----------------------------------
unpaid principal amount of all Competitive Bid Loans on the last day of the Interest Period applicable thereto.

     (i) Effect on Revolving Credit Commitment.  The Borrower and each Lender
         -------------------------------------
acknowledge and agree that (i) all outstanding Competitive Bid Loans shall reduce the overall amount available to the Borrower under the Revolving Credit Facility as provided herein, but (ii) the outstanding Competitive Bid Loans of each individual Lender shall not reduce the availability under such Lender's Revolving Credit Commitment or affect such Lender's obligation to fund or participate in, to the extent of its Revolving Credit Commitment Percentage, Revolving Credit Loans, Swingline Loans and L/C Obligations.

     (j) Administrative Agent's Fee.  With respect to each Competitive Bid
         --------------------------
Request received by the Administrative Agent hereunder (regardless of whether any Competitive Bid Loans shall be offered or made in response thereto), the Borrower will pay to the Administrative Agent, on the date of receipt by the Administrative Agent of such Competitive Bid Request, a fee in an amount equal to $1,500.

     Section 2.5  Repayment of Loans.
                  ------------------

     (a) Repayment Provisions.  The Borrower shall repay the outstanding
         --------------------
principal amount of (i) all Revolving Credit Loans in full on the Revolving Credit Termination Date, (ii) all Swingline Loans in accordance with Section 2.2(b), and (iii) all Competitive Bid Loans in accordance with Section 2.4(h), together, in each case, with all accrued but unpaid interest thereon.

     (b) Mandatory Repayment of Excess Loans.  If at any time the aggregate
         -----------------------------------
outstanding principal amount of all Revolving Credit Loans, Swingline Loans and Competitive Bid Loans exceeds the Aggregate Revolving Credit Commitment less the L/C Obligations, the Borrower shall repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, Loans in an amount equal to such excess with each such repayment applied first to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Credit Loans and third to the principal amount of outstanding Competitive Bid Loans. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9.

     (c) Optional Repayments.  The Borrower may at any time and from time to
         -------------------
time repay the Revolving Credit Loans, the Swingline Loans and, subject to the last sentence of this Section 2.5(c), the Competitive Bid Loans, in whole or in part, upon at least three (3) Business Days' irrevocable notice to the Administrative Agent with respect to LIBOR Rate Loans and Competitive Bid Loans and one (1) Business Day irrevocable notice with respect to Base Rate Loans and Swingline Loans, in the form attached hereto as Exhibit D-1 (a "Notice of
                                                -----------
Revolving Credit Prepayment") specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans, Base Rate Loans, Swingline Loans, Competitive Bid Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $500,000 in excess thereof with respect to Base Rate Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Loans and Competitive Bid Loans and $500,000 or a whole multiple of $100,000 in excess thereof with respect to Swingline Loans. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9. The Borrower may not repay a Competitive Bid Loan other than on the last day of the applicable Interest Period without the prior written consent of the Lender which made such Competitive Bid Loan.

     (d) Limitation on Repayment of LIBOR Rate Loans and Competitive Bid Loans.
         ---------------------------------------------------------------------
The Borrower may not repay any LIBOR Rate Loan or Competitive Bid Loan on any day other than the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to
Section 5.9.

     Section 2.6  Notes.
                  -----

     (a) Revolving Credit Notes.  Each Lender's Revolving Credit Loans and the
         ----------------------
obligation of the Borrower to repay such Revolving Credit Loans shall be evidenced by a separate Revolving Credit Note executed by the Borrower payable to the order of such Lender representing the Borrower's obligation to pay such Lender's Revolving Credit Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made and to be made by such Lender to the Borrower hereunder, plus interest and all other fees, charges and other amounts due thereon. Each Revolving Credit Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 5.1.

     (b) Swingline Notes.  The Swingline Loans and the obligation of the
         ---------------
Borrower to repay such Swingline Loans shall be evidenced by the Swingline Note executed by the Borrower payable to the order of the Swingline Lender representing the Borrower's obligation to pay the Swingline Lender's Swingline Commitment or, if less, the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the Borrower hereunder, plus interest on such principal amounts and all other fees, charges and other amounts due thereon. The Swingline Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 5.1.

     (c) Competitive Bid Notes.  Each Lender's Competitive Bid Loans and the
         ---------------------
obligation of the Borrower to repay such Competitive Bid Loans shall be evidenced by a separate Competitive Bid Note executed by the Borrower payable to the order of such Lender representing the Borrower's obligation to pay the aggregate unpaid principal amount of all Competitive Bid Loans made and to be made by such Lender to the Borrower hereunder, plus interest and all other fees, charges and other amounts due thereon. Each Competitive Bid Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable Competitive Bid Rates.

     Section 2.7  Intentionally Omitted.
                  ---------------------

     Section 2.8  Reduction in the Aggregate Revolving Credit Commitment.
                  ------------------------------------------------------

     (a) The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Aggregate Revolving Credit Commitment at any time or (ii) portions of the Aggregate Revolving Credit Commitment, from time to time, in an aggregate principal amount of $10,000,000 or any whole multiple of $5,000,000 in excess thereof.

     (b) Each permanent reduction permitted pursuant to this Section 2.8 shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Extensions of Credit of the Lenders after such reduction to the Aggregate Revolving Credit Commitment as so reduced. Any reduction of the Aggregate Revolving Credit Commitment to zero shall be accompanied by payment of all outstanding Obligations (and furnishing of cash collateral satisfactory to the Administrative Agent for all L/C Obligations) and, if such reduction is permanent, termination of the Revolving Credit Facility and the Swingline Commitment. Such cash collateral shall be applied as specified in Section 12.2(b). If the reduction of the Aggregate Revolving Credit Commitment requires the repayment of any LIBOR Rate Loan or Competitive Bid Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9.

     Section 2.9  Termination of Revolving Credit Facility.  The Revolving
                  ----------------------------------------
Credit Facility shall terminate on the earliest of (a) May 12, 2003, (b) the date of termination by the Borrower pursuant to Section 2.8, and (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to
Section 12.2(a).

     Section 2.10  Use of Proceeds.  The Borrower shall use the proceeds of the
                   ---------------
Revolving Credit Extensions of Credit (a) either directly by the Borrower or indirectly by intercompany advance to DGC Acquisition to finance the Acquisition Transactions, (b) to refinance certain existing indebtedness of the Borrower and its Subsidiaries, (c) to finance the acquisition of Capital Assets and other permitted acquisitions, and (d) for working capital and general corporate requirements of the Borrower and its Subsidiaries, including the payment of certain fees and expenses incurred in connection with the transactions described herein.

                                   ARTICLE 3
                           LETTER OF CREDIT FACILITY
                           -------------------------

     Section 3.1   L/C Commitment. Subject to the terms and conditions hereof,
                   --------------
the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue standby and trade letters of credit (the "Letters of Credit") for the account of the Borrower on any Business Day from the Closing Date to but excluding the Revolving Credit Termination Date in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall not issue any Letter of Credit if, after giving effect to such issuance, the L/C Obligations would exceed the lesser of (i) the Aggregate Revolving Credit Commitment less the sum of all outstanding Revolving Credit Loans, all outstanding Swingline Loans and all outstanding Competitive Bid Loans and (ii) the L/C Commitment. Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $500,000, (ii) be a standby or trade letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, incurred in the ordinary course of business or to support the obligations of other Persons to which the Borrower or a Subsidiary provides credit support in the ordinary course of its business,
(iii) expire on a date no later than the Revolving Credit Termination Date and
(iv) be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the Commonwealth of Virginia. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires.

     Section 3.2  Procedure for Issuance of Letters of Credit. The Borrower may
                  -------------------------------------------
from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Administrative Agent's Office an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article 6, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish to the Borrower a copy of such Letter of Credit and furnish to each Lender a copy of such Letter of Credit and the amount of each Lender's L/C participation therein, all promptly following the issuance of such Letter of Credit.

     Section 3.3  Commissions and Other Charges.
                  -----------------------------

     (a) Annual Letter of Credit Commission.  The Borrower shall pay to the
         ----------------------------------
Administrative Agent, for the account of the Issuing Lender and the L/C Participants, an annual letter of credit commission with respect to each Letter of Credit in an amount equal to (i) the L/C

Commission Percentage as set forth below in the case of all Letters of Credit other than Trade Letters of Credit and (ii) thirty percent (30%) of the L/C Commission Percentage in the case of Trade Letters of Credit. The annual letter of credit commission for each Letter of Credit shall be payable quarterly in arrears on the last Business Day of each calendar quarter while such Letter of Credit is outstanding and on the last Business Day of the calendar quarter in which such Letter of Credit expires or is otherwise terminated, and each installment of such annual letter of credit commission shall be equal to the product of (i) the daily average face amount of the Letter of Credit during the applicable period, times (ii) the daily average L/C Commission Percentage in effect during the applicable period in the case of all Letters of Credit other than Trade Letters of Credit or 30% of the daily average L/C Commission Percentage in effect during the applicable period in the case of Trade Letters of Credit, times (iii) a fraction the numerator of which is the number of days that elapse during the applicable period and the denominator of which is 360.

     (b) L/C Commission Percentage.  The L/C Commission Percentage provided for
         -------------------------
in Section 3.3(a) with respect to the Letters of Credit (the "L/C Commission Percentage") shall (i) equal .75% from and including the Closing Date through and including the date which is four (4) Business Days after the Administrative Agent receives Consolidated financial statements of the Borrower and its Subsidiaries pursuant to Section 8.1 as of and for the period ending October 17, 1998, and an Officer's Compliance Certificate pursuant to Section 8.2 with respect to the fiscal quarter of the Borrower and its Subsidiaries ending October 17, 1998, and (ii) thereafter be determined by reference to the Consolidated Funded Debt to Consolidated EBITDA Ratio in accordance with the following table:

          Consolidated Funded Debt to                     L/C Commission
          Consolidated EBITDA Ratio                          Percentage
          -------------------------                          ----------

          Less than or equal to 2.0 to 1                        .25%

          Greater than 2.0 to 1 but less than or                .35%
           equal to 2.5 to 1

          Greater than 2.5 to 1 but less than or                .425%
           equal to 3.0 to 1

          Greater than 3.0 to 1 but less than or                .525%
           equal to 3.5 to 1

          Greater than 3.5 to 1                                 .75%

Except during the initial period described in clause (i) above, the L/C Commission Percentage shall be automatically adjusted five (5) Business Days after the date on which the Administrative Agent receives Consolidated financial statements of the Borrower and its Subsidiaries pursuant to Section 8.1 and an Officer's Compliance Certificate pursuant to Section 8.2 demonstrating to the Administrative Agent's satisfaction that there has been a change in the Consolidated Funded Debt to Consolidated EBITDA Ratio which would cause a change in the L/C Commission

Percentage in accordance with the preceding table. During any period that the Borrower has failed to deliver to the Administrative Agent any Consolidated financial statements of the Borrower and its Subsidiaries as required by Section
8.1 or any Officer's Compliance Certificate as required by Section 8.2, the Consolidated Funded Debt to Consolidated EBITDA Ratio shall, for purposes of determining the L/C Commission Percentage, be deemed to be greater than 3.5 to 1.

     (c) Payments to L/C Participants.  The Administrative Agent shall, promptly
         ----------------------------
following its receipt thereof, distribute to the Issuing Lender and the L/C Participants ratably in accordance with their respective Revolving Credit Commitment Percentages all letter of credit commissions received by the Administrative Agent.

     (d) Issuing Commission.  In addition to the letter of credit commission
         ------------------
described above, the Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender, an issuance commission of one-eighth of one percent (1/8th of 1%) per annum of the face amount of each Letter of Credit. The annual issuance commission for each Letter of Credit shall be payable quarterly in arrears on the last Business Day of each calendar quarter while such Letter of Credit is outstanding and on the last Business Day of the calendar quarter in which such Letter of Credit expires or is otherwise terminated, and each installment of such annual issuance commission shall be equal to the product of (i) the daily average face amount of the Letter of Credit during the applicable period, times (ii) 1/8th of 1%, times (iii) a fraction the numerator of which is the number of days that elapse during the applicable period and the denominator of which is 360.

     Section 3.4  L/C Participations.
                  ------------------

     (a) Grant and Acceptance of Participations.  The Issuing Lender irrevocably
         --------------------------------------
agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage of the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder (other than the annual issuing commission) and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

     (b) Payments by L/C Participants.  Upon becoming aware of any amount
         ----------------------------
required to be paid by any L/C Participant to the Issuing Lender pursuant to
Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times
(ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times
(iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section 3.4(b) shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section 3.4(b), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due on the following Business Day.

     (c) Reversal of Payments.  Whenever, at any time after the Issuing Lender
         --------------------
has made payment under any Letter of Credit and has received from any L/C Participant its Revolving Credit Commitment Percentage of such payment in accordance with this Section 3.4, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

     Section 3.5  Reimbursement Obligation of the Borrower.  The Borrower agrees
                  ----------------------------------------
to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Article 3 from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Base Rate Loans which were then overdue. If the Borrower fails to timely reimburse the Issuing Lender on the date the Borrower receives the notice referred to in this
Section 3.5, the Borrower shall be deemed to have timely given a Notice of Revolving Credit Borrowing hereunder to the Administrative Agent requesting the Lenders to make a Base Rate Loan on such date in an amount equal to the amount of such drawing and, regardless of whether or not the conditions precedent specified in Article 6 have been satisfied, the Lenders shall make Base Rate Loans in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses.

     Section 3.6  Obligations Absolute.  The Borrower's obligations under this
                  --------------------
Article 3 (including without limitation the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any L/C Participant or any beneficiary of a Letter of Credit. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and, to the extent not inconsistent therewith, the UCC shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

     Section 3.7  Effect of Application.  To the extent that any provision of
                  ---------------------
any Application related to any Letter of Credit is inconsistent with the provisions of this Article 3 or any other provisions of this Agreement, the provisions of this Article 3 and such other provisions shall control, and any additional events of default specified in such Application that are not Events of Default hereunder shall not be applicable to the Obligations.

                                   ARTICLE 4
                                   TERM LOANS
                                   ----------

     Section 4.1  Term Loans.  Subject to the terms and conditions of this
                  ----------
Agreement, each Lender severally agrees to make a Term Loan to the Borrower on the Closing Date; provided that (a) the aggregate principal amount of all Term Loans shall not exceed the Aggregate Term Loan Commitment, and (b) the principal amount of the Term Loan from any Lender to the Borrower shall not exceed such Lender's Term Loan Commitment. The Term Loan made by each Lender shall be in a principal amount equal to such Lender's Term Loan Commitment Percentage of the aggregate principal amount of all Term Loans made hereunder. The Term Loans shall be advanced as provided in Section 4.2 and shall initially be made as Base Rate Loans. The Borrower shall have no right to reborrow any amount repaid or prepaid with respect to any Term Loan.

     Section 4.2  Disbursement of Term Loans.  Not later than 2:00 p.m.
                  --------------------------
(Charlotte time) on the Closing Date, each Lender will make available to the Administrative Agent, for the account of the Borrower, at the Administrative Agent's Office in funds immediately available to the Administrative Agent, such Lender's Term Loan Commitment Percentage of the Term Loans to be made hereunder. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the Term Loans in immediately available funds by crediting or wiring such proceeds to a deposit account of the Borrower identified in the most recent Notice of Account Designation delivered by the Borrower to the Administrative Agent. Subject to Section 5.7, the Administrative Agent shall not be obligated to disburse a Lender's portion of the Term Loans to the extent that such Lender has not made such portion available to the Administrative Agent.

     Section 4.3  Repayment of Term Loans.
                  -----------------------

     (a) Payment at Maturity.  The Borrower shall repay the outstanding
         -------------------
principal amount of all Term Loans, together with all accrued but unpaid interest thereon, on the Term Loan Maturity Date.

     (b) Mandatory Repayments.  In the event that (i) the Borrower engages in a
         --------------------
public issuance of any capital stock or other equity securities after the Closing Date, (ii) the Borrower or any Wholly-Owned Subsidiary incurs, pursuant to a credit agreement, note or other agreement entered into after the Closing Date, any additional indebtedness for borrowed money with a term exceeding one year, (iii) the stock of Dart or any Subsidiary of Dart (other than Dart Group Margin Stock and other than stock sold or disposed of pursuant to employee benefit plans in the ordinary course of business) is sold or otherwise disposed of after the Closing Date, (iv) all or substantially all of the assets of Dart or any Subsidiary of Dart (other than the assets of Dart or any Subsidiaries of Dart, the stock of which is Dart Group Margin Stock, and other than real estate covered by clause (v) below) is sold or otherwise disposed of after the Closing Date, or (v) any real estate owned by Dart or any Subsidiary of Dart is sold or otherwise disposed of after the Closing Date, the Borrower shall in each such event repay immediately, by payment to the Administrative Agent for the account of the Lenders, the Term Loans in an amount equal to the Net Proceeds resulting therefrom. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9.

     (c) Optional Repayments.  The Borrower may at any time and from time to
         -------------------
time repay, without premium or penalty except as provided in (d) below, the Term Loans, in whole or in part, upon at least three (3) Business Days' irrevocable written notice to the Administrative Agent with respect to LIBOR Rate Loans and one (1) Business Day's irrevocable written notice with respect to Base Rate Loans, in the form attached hereto on Exhibit D-2 (a "Notice of Term Loan
                                      -----------
Prepayment") specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans or Base Rate Loans. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments of the Term Loans shall be in an aggregate amount of $1,000,000 or a whole multiple of $500,000 in excess thereof with respect to Base Rate Loans and $5,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Loans. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9.

     (d) Limitation on Repayment of LIBOR Rate Loans.  The Borrower may not
         -------------------------------------------
repay the Term Loans on any day other than the last day of an Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid in connection therewith pursuant to Section 5.9.

     Section 4.4  Term Notes.  Each Lender's Term Loan and the obligation of the
                  ----------
Borrower to repay such Term Loan shall be evidenced by a separate Term Note executed by the Borrower payable to the order of such Lender representing the Borrower's obligation to pay such Lender's Term Loan, plus interest and all other fees, charges and other amounts due thereon. Each Term Note shall be dated the Closing Date and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 5.1.

     Section 4.5  Use of Proceeds.  The Borrower shall use the proceeds of the
                  ---------------
Term Loans (a) either directly by the Borrower or indirectly by intercompany advance to DGC Acquisition to finance the Acquisition Transactions, and (b) to refinance certain existing indebtedness of the Borrower and its Subsidiaries, including the payment of certain fees and expenses incurred in connection with the transactions described herein.

                                   ARTICLE 5
                            GENERAL LOAN PROVISIONS
                            -----------------------

     Section 5.1  Interest.
                  ---------

     (a) Interest Rate Options. Subject to the provisions of this Section 5.1,
         ---------------------
at the election of the Borrower, the aggregate principal balance of the Revolving Credit Loans, the Term Loans or any portion thereof shall bear interest at the Base Rate or the LIBOR Rate plus, in each case, the Applicable Margin as set forth below; provided that the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date. The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Revolving Credit Loan at the time a Notice of Revolving Credit Borrowing is given pursuant to Section 2.3 and at the time a Notice of Conversion/Continuation is given pursuant to Section 5.2 with respect thereto. The Borrower shall select the rate of interest and Interest Period, if any, applicable to the Term Loans at the time a Notice of Conversion/Continuation is given pursuant to Section 5.2 with respect thereto. Each Loan or portion thereof bearing interest based on the Base Rate shall be a "Base Rate Loan", and each Loan or portion thereof bearing interest based on the LIBOR Rate shall be a "LIBOR Rate Loan." Any Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan. Each Swingline Loan shall bear interest at the Swingline Interest Rate. Each Competitive Bid Loan shall bear interest at the Competitive Bid Rate applicable thereto.

     (b) Interest Periods.  In connection with each LIBOR Rate Loan and LIBOR
         ----------------
Competitive Bid Borrowing, the Borrower, by giving notice at the times described in Section 5.1(a) or 2.4(b), as the case may be, shall elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2), three (3), or six (6) months; provided that:

         (i) in the case of LIBOR Rate Loans, the Interest Period shall commence on the date of advance of or conversion to a LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

          (ii) in the case of LIBOR Rate Loans and LIBOR Competitive Bid Borrowings, if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iii) in the case of LIBOR Rate Loans and LIBOR Competitive Bid Borrowings, any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

          (iv) no Interest Period relating to any Revolving Credit Loans shall extend beyond the Revolving Credit Termination Date, and no Interest Period relating to any Term Loans shall extend beyond the Term Loan Maturity Date; and

          (v) there shall be no more than five (5) Interest Periods outstanding at any time with respect to LIBOR Rate Loans.

      (c) Applicable Margin. The Applicable Margin provided for in Section
          -----------------
5.1(a) with respect to the Revolving Credit Loans and the Term Loans (the "Applicable Margin") shall (i) equal .75% for Revolving Credit Loans and 1.0% for Term Loans from and including the Closing Date through and including the date which is four (4) Business Days after the Administrative Agent receives Consolidated financial statements of the Borrower and its Subsidiaries pursuant to Section 8.1 as of and for the period ending October 17, 1998, and an Officer's Compliance Certificate pursuant to Section 8.2 with respect to the fiscal quarter of the Borrower and its Subsidiaries ending October 17, 1998, and
(ii) thereafter be determined by reference to the Consolidated Funded Debt to Consolidated EBITDA Ratio in accordance with the following table:


        Consolidated Funded
        Debt to Consolidated            Applicable Margin for       Applicable Margin for
            EBITDA Ratio                Revolving Credit Loans            Term Loans
            ------------                ----------------------            ----------

                                      Base Rate +  LIBOR Rate +   Base Rate +  LIBOR Rate +
                                      -----------  ------------   -----------  ------------
Less than or equal to 2.0 to 1             0%          .25%            0%           .75%

Greater than 2.0 to 1 but less             0%          .35%            0%           .75%
than or equal to 2.5 to 1

Greater than 2.5 to 1 but less             0%          .425%           0%           .75%
than or equal to 3.0 to 1

Greater than 3.0 to 1 but less             0%          .525%           0%           .75%


than or equal to 3.5 to 1

Greater than 3.5 to 1               0%          .75%            0%          1.0%


Except during the initial period described in clause (i) above, the Applicable Margin shall be automatically adjusted five (5) Business Days after the date on which the Administrative Agent receives Consolidated financial statements of the Borrower and its Subsidiaries pursuant to Section 8.1 and an Officer's Compliance Certificate pursuant to Section 8.2 demonstrating to the Administrative Agent's satisfaction that there has been a change in the Consolidated Funded Debt to Consolidated EBITDA Ratio which would cause a change in the Applicable Margin in accordance with the preceding table. During any period that the Borrower has failed to deliver to the Administrative Agent any Consolidated financial statements of the Borrower and its Subsidiaries as required by Section 8.1 or any Officer's Compliance Certificate as required by
Section 8.2, the Consolidated Funded Debt to Consolidated EBITDA Ratio shall, for purposes of determining the Applicable Margin, be deemed to be greater than
3.5 to 1.

     (d) Default Rate.  Subject to Section 12.3, at the discretion of the
         ------------
Administrative Agent and Required Lenders, upon the occurrence and during the continuance of an Event of Default, (i) the Borrower shall no longer have the option to request LIBOR Rate Loans or Competitive Bid Loans, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans, as applicable, until the end of the applicable Interest Period and thereafter at a rate two percent (2%) in excess of the rate then applicable to Base Rate Loans, and (iii) all outstanding Base Rate Loans and Swingline Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to Base Rate Loans. Interest shall continue to accrue on the Notes after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

     (e) Interest Payment and Computation.  Interest on each Base Rate Loan
         --------------------------------
shall be payable in arrears on the last Business Day of each calendar quarter commencing June 30, 1998; and interest on each LIBOR Rate Loan and each Competitive Bid Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. Interest on the Swingline Loans shall be payable on demand, and, if demand is not sooner made, on the last Business Day of each month. All interest rates, fees and commissions provided hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed.

     (f) Maximum Rate.  In no contingency or event whatsoever shall the
         ------------
aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option (i) promptly refund to the Borrower any interest received by

Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

     Section 5.2  Notice and Manner of Conversion or Continuation of Loans.
                  --------------------------------------------------------
Provided that no Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time all or any portion of the outstanding Revolving Credit Loans, or all or any portion of the outstanding Term Loans, constituting Base Rate Loans in a principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any portion of the outstanding Revolving Credit Loans, or all or any portion of the outstanding Term Loans, constituting LIBOR Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof into Base Rate Loans or (ii) continue any LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a "Notice of
                                       ---------
Conversion/Continuation") not later than 11:00 a.m. (Charlotte time) three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

     Section 5.3  Fees.
                  ----

     (a) Revolving Credit Facility Fee.  The Borrower shall pay to the
         -----------------------------
Administrative Agent, for the account of the Lenders, a non-refundable facility fee relating to the Revolving Credit Facility at a rate per annum equal to the applicable Facility Fee Percentage as set forth below times the average daily Aggregate Revolving Credit Commitment. This facility fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter occurring prior to the Revolving Credit Termination Date commencing June 30, 1998, and on the Revolving Credit Termination Date. Each installment of this facility fee shall be equal to the product of (i) the average daily Aggregate Revolving Credit Commitment during the applicable period, times (ii) the applicable Facility Fee Percentage on the day such installment is due, times (iii) a fraction the numerator of which is the number of days that elapse during the applicable period and the denominator of which is 360.

     (b) Facility Fee Percentages.  The Facility Fee Percentage provided for in
         ------------------------
Section 5.3(a) (the "Facility Fee Percentage") shall (i) equal .25% from and including the Closing Date through and including the date which is four (4) Business Days after the Administrative Agent receives Consolidated financial statements of the Borrower and its Subsidiaries pursuant to Section 8.1 as of and for the period ending October 17, 1998, and an Officer's Compliance

Certificate pursuant to Section 8.2 with respect to the fiscal quarter of the Borrower and its Subsidiaries ending October 17, 1998, and (ii) thereafter be determined by reference to the Consolidated Funded Debt to Consolidated EBITDA Ratio in accordance with the following table:


           Consolidated Funded Debt to                 Facility Fee
           Consolidated EBITDA Ratio                    Percentage
           ---------------------------                 -------------

          Less than or equal to 2.0 to 1                    .15%

          Greater than 2.0 to 1 but less than or            .15%
          equal to 2.5 to 1

          Greater than 2.5 to 1 but less than or            .20%
          equal to 3.0 to 1

          Greater than 3.0 to 1 but less than or           .225%
          equal to 3.5 to 1

          Greater than  3.5 to 1                            .25%

Except during the initial period described in clause (i) above, the Facility Fee Percentage shall be automatically adjusted five (5) Business Days after the date on which the Administrative Agent receives Consolidated financial statements of the Borrower and its Subsidiaries pursuant to Section 8.1 and an Officer's Compliance Certificate pursuant to Section 8.2 demonstrating to the Administrative Agent's satisfaction that there has been a change in the Consolidated Funded Debt to Consolidated EBITDA Ratio which would cause a change in the Facility Fee Percentage in accordance with the preceding table. During any period that the Borrower has failed to deliver to the Administrative Agent any Consolidated financial statements of the Borrower and its Subsidiaries as required by Section 8.1 or any Officer's Compliance Certificate as required by
Section 8.2, the Consolidated Funded Debt to Consolidated EBITDA Ratio shall, for purposes of determining the Facility Fee Percentage, be deemed to be greater than 3.5 to 1.

     (c) Administrative Agent's and Other Fees.  In order to compensate the
         -------------------------------------
Administrative Agent for structuring and syndicating the Loans and for its obligations hereunder, the Borrower agrees to pay to the Administrative Agent and Capital Markets, for their respective accounts, the fees set forth in the separate fee letter agreement executed by the Borrower, the Administrative Agent and Capital Markets dated April 8, 1998.

     Section 5.4  Manner of Payment.  Each payment by the Borrower on account of
                  -----------------
the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office for the account of the Lenders (other than as set forth below) pro rata in accordance with their respective Commitment Percentages (except as specified below), in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of Section 12.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with such Lender's Commitment Percentage (except as specified below) and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of the Issuing Lender's fees or L/C Participants' commissions shall be made in like manner, but for the account of the Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent of fees or expenses payable to the Administrative Agent or Capital Markets shall be made for the account of the Administrative Agent or Capital Markets and any amount payable to any Lender under Sections 5.8, 5.9, 5.10, 5.11 or 14.2 shall be paid to the Administrative Agent for the account of the applicable Lender.

     Section 5.5  Crediting of Payments and Proceeds.  In the event that the
                  ----------------------------------
Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 12.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Borrower hereunder, then to all indemnity obligations then due and payable by the Borrower hereunder, then to all Administrative Agent's and Issuing Lender's fees then due and payable, then to all facility and other fees and commissions then due and payable, then to accrued and unpaid interest on the Swingline Note to the Swingline Lender, then to the principal amount outstanding under the Swingline Note to the Swingline Lender, then to accrued and unpaid interest on the Revolving Credit Notes, the Competitive Bid Notes and the Reimbursement Obligation (pro rata in accordance with all such amounts due), then to accrued and unpaid interest on the Term Loan Notes, then to the principal amount of the Revolving Credit Notes, the Competitive Bid Notes and Reimbursement Obligation, then to the principal amount of the Term Loan Notes and then to the cash collateral account described in Section 12.2(b) to the extent of any L/C Obligations then outstanding, in that order.

     Section 5.6  Adjustments.  If any Lender (a "Benefited Lender") shall at
                  -----------
any time receive any payment of all or part of its Extensions of Credit, or interest thereon, or if any Lender shall at any time receive any collateral in respect to its Extensions of Credit (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, with respect to such other Lender's Extensions of Credit, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Extensions of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Extensions of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     Section 5.7  Nature of Obligations of Lenders Regarding Extensions of
                  --------------------------------------------------------
Credit; Assumption by the Administrative Agent.  The obligations of the Lenders
----------------------------------------------
under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Section 2.3(b), Section 2.4(g) or 4.2 as applicable, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of (a) the amount of such Lender's ratable portion of such borrowing, times (b) the daily average Federal Funds Rate during such period as determined by the Administrative Agent, times (c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such Lender's ratable portion of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section 5.7 shall be conclusive, absent manifest error. If such Lender's ratable portion of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount not made available to the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower. The failure of any Lender to make its ratable portion of any Loan available shall not relieve it or any other Lender of its obligation, if any, hereunder to make its ratable portion of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its ratable portion of such Loan available on the borrowing date.

     Section 5.8  Changed Circumstances.
                  ----------------------

     (a) Circumstances Affecting LIBOR Rate Availability.  If with respect to
         -----------------------------------------------
any Interest Period applicable to a LIBOR Rate Loan the Administrative Agent or any Lender (after consultation with the Administrative Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via Telerate Page 3750 or offered to the Administrative Agent or such Lender for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrower shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

     (b) Laws Affecting LIBOR Rate Availability.  If, after the date hereof, the
         --------------------------------------
introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

     (c) Increased Costs.  If, after the date hereof, the introduction of, or
         ---------------
any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Governmental Authority, central bank or comparable agency:

          (i) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note, Letter of Credit or Application or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Note, Letter of Credit or Application or any other amounts due under this Agreement with respect thereto (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

          (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement included in the calculation of the LIBOR Rate), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note;

and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan or issuing or participating in any Letter of Credit or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under any of the Notes in respect of a LIBOR Rate Loan or Letter of Credit or Application, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrower of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Administrative Agent, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction, provided that such Lender is generally imposing similar charges on its other similarly situated borrowers. The Administrative Agent will promptly notify the Borrower of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 5.8(c); provided that the Administrative Agent shall incur no liability whatsoever to the Lenders or the Borrower in the event it fails to do so. The amount of such compensation shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct in the absence of manifest error.

     Section 5.9  Indemnity.  The Borrower hereby indemnifies each of the
                  ---------
Lenders against any loss or expense which may arise or be attributable to such Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan or a Competitive Bid Loan, (b) due to any failure of the Borrower to borrow on a date specified therefor in a Notice of Revolving Credit Borrowing or Notice of Continuation/Conversion or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan or any Competitive Bid Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct in the absence of manifest error.

     Section 5.10  Capital Requirements.  If either (a) the introduction of, or
                   --------------------
any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Revolving Credit Commitments and other commitments of this type or the Term Loans, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the

Borrower shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction, provided that such Lender is generally imposing similar charges on its other similarly situated borrowers. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

     Section 5.11  Taxes.
                   -----

     (a) Payments Free and Clear.  Any and all payments by the Borrower
         -----------------------
hereunder or under the Notes or the Applications shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Administrative Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or is or should be qualified to do business or any political subdivision thereof, (ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Lending Office or any political subdivision thereof, and (iii) in the case of each Lender, income and franchise taxes payable solely as a result of such Lender's failure to comply with Section 5.11(e) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or Application to any Lender or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.11) such Lender or the Administrative Agent, as the case may be, receives an amount equal to the amount such party would have received had no such deductions been made, (B) the Borrower shall make such deductions, (C) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) the Borrower shall deliver to the Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in
Section 5.11(d).

     (b) Stamp and Other Taxes.  In addition, the Borrower shall pay any present
         ---------------------
or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the Letters of Credit, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

     (c) Indemnity.  The Borrower shall indemnify each Lender and the
         ---------
Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 5.11) paid by such Lender or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent, as the case may be, makes written demand therefor. In the event that the Borrower has indemnified a Lender or the Administrative Agent for the full amount of any Taxes or Other Taxes as required hereby, the Borrower shall have the right, at its sole cost and expense, to contest the validity of such Taxes or Other Taxes by appropriate proceedings, to seek a refund with respect thereto and to receive and retain any such refund obtained for its own account.

     (d) Evidence of Payment.  Within thirty (30) days after the date of any
         -------------------
payment of Taxes or Other Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 14.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

     (e) Delivery of Tax Forms.  Each Lender organized under the laws of a
         ---------------------
jurisdiction other than the United States or any state thereof shall deliver to the Borrower, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and
(ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Borrower, with a copy to the Administrative Agent, a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrower and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

     (f) Survival.  Without prejudice to the survival of any other agreement of
         --------
the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 5.11 shall survive the payment in full of the Obligations and the termination of the Commitments.

     Section 5.12  Mitigation.  If the Borrower is required to pay additional
                   ----------
amounts to or for the account of any Lender pursuant to Sections 5.8(c), 5.10 or 5.11, then such Lender shall change the jurisdiction of its Lending Office if, in the judgment of such Lender, such change (i) will eliminate or, if it is not possible to eliminate, will reduce to the greatest extent possible any such additional amounts which may thereafter accrue, and (ii) is not otherwise disadvantageous to such Lender. In addition, any Lender claiming any indemnity payment or additional amounts pursuant to Sections 5.8(c), 5.10 or 5.11 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower if the making of such a filing would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

     Section 5.13  Replacement of Demanding Lender.  As long as no Default or
                   -------------------------------
Event of Default has occurred and is continuing, the Borrower may replace any Demanding Lender with one or more Eligible Assignees acceptable to the Administrative Agent (each, a "Replacement Lender"), in any case by giving written notice to the Demanding Lender and the Administrative Agent not more than thirty (30) days after the occurrence of the event which causes the applicable Demanding Lender to be a Demanding Lender. The replacement of the Demanding Lender shall be effective ten (10) Business Days following the date written notice of such replacement is given to the Demanding Lender and the Administrative Agent, subject to the satisfaction of the following conditions:
(A) the Demanding Lender and the Replacement Lender(s) shall have satisfied the conditions to assignment and assumption set forth in Section 14.10(b) (with all fees payable pursuant to Section 14.10(b) to be paid by the Borrower), and, in connection therewith, the Replacement Lender(s) shall have paid to the Demanding Lender an amount equal to the principal of and all accrued but unpaid interest on all outstanding Loans of the Demanding Lender and all accrued but unpaid fees owing to the Demanding Lender pursuant to Section 5.3, and (B) the Borrower shall have paid to the Administrative Agent for the account of the Demanding Lender an amount equal to all other Obligations owing to the Demanding Lender. For purposes of this Agreement, a "Demanding Lender" is any Lender which has requested any indemnity payment or additional amounts pursuant to Sections 5.8(c), 5.10 or 5.11.

                                   ARTICLE 6
                  CLOSING; CONDITIONS OF CLOSING AND BORROWING
                  --------------------------------------------

     Section 6.1  Closing. The closing shall take place at the offices of Mays &
                  -------
Valentine, L.L.P. at 10:00 a.m. on May 12, 1998, or on such other date as the parties hereto shall mutually agree.

     Section 6.2  Conditions to Closing and Initial Extensions of Credit.  The
                  ------------------------------------------------------
obligation of the Lenders to enter into this Agreement and to make the initial Loan (including the initial Swingline Loan) or issue the initial Letter of Credit is subject to the satisfaction of each of the following conditions:

     (a) Executed Loan Documents.  This Agreement, the Revolving Credit Notes,
         -----------------------
the Term Notes, the Swingline Note and the Competitive Bid Notes shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Borrower shall have delivered original counterparts thereof to the Administrative Agent.

     (b) Acquisition Transactions.  The Administrative Agent shall have received
         ------------------------
evidence satisfactory to the Administrative Agent that each of the conditions described in Annex I to the Acquisition Agreement have been satisfied or waived and that DGC Acquisition is required to purchase the Dart shares tendered pursuant to the tender offer described in the Acquisition Agreement.

     (c)  Closing Certificates; etc.
          --------------------------

          (i)   Officers' Certificate of the Borrower.  The Administrative Agent
                -------------------------------------
shall have received a certificate from a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects; that the Borrower is not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that no Default or Event of Default has occurred and is continuing or, after giving effect to the transactions contemplated by this Agreement and the Acquisition Transactions, will occur; and that the Borrower has satisfied each of the closing conditions.

          (ii)  Certificate of Secretary of the Borrower.  The Administrative
                ----------------------------------------
Agent shall have received a certificate of the secretary or assistant secretary of the Borrower certifying as to the incumbency and genuineness of the signature of each officer of the Borrower executing Loan Documents to which it is a party and certifying that attached thereto is (A) a true and complete copy of the articles of incorporation of the Borrower and all amendments thereto, certified as of a recent date by the State Corporation Commission of Virginia; (B) a true and complete copy of the bylaws of the Borrower as in effect on the date of such certification; (C) a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the extensions of credit contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party; and (D) a true and complete copy of each certificate required to be delivered pursuant to
Section 6.2(c)(iii).

          (iii) Certificates of Good Standing.  To the extent requested by the
                -----------------------------
Administrative Agent, the Administrative Agent shall have received a certificate of good standing of the Borrower and each of its Significant Subsidiaries as of a recent date from the appropriate Governmental Authority in its jurisdiction of incorporation and in each other jurisdiction where the Borrower is qualified to do business and a certificate of the relevant taxing authorities of such jurisdictions certifying that the Borrower and each of its Significant Subsidiaries has filed required tax returns and owes no delinquent taxes.

          (iv)   Opinion of Counsel.  The Administrative Agent shall have
                 ------------------
received a favorable opinion of Hunton & Williams, counsel to the Borrower, addressed to the Administrative Agent and the Lenders and in form and substance reasonably satisfactory to the Administrative Agent with respect to the Borrower and the Loan Documents and such other matters as the Lenders shall request.

          (v)   Tax Forms.  The Administrative Agent shall have received copies
                ---------
of the United States Internal Revenue Service forms required by Section 5.11(e).

     (d)  Consents; Defaults.
          ------------------

          (i) Governmental and Third Party Approvals.  The Borrower shall have
              --------------------------------------
obtained all approvals, authorizations and consents of any Governmental Authority, court or other Person required with respect to the transactions contemplated by this Agreement and the other Loan Documents.

          (ii) No Injunction, Etc.  No action, proceeding, investigation,
               -------------------
regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages with respect to, or which is related to or arises out of, this Agreement or any of the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

          (iii)  No Event of Default.  No Default or Event of Default shall have
                 -------------------
occurred and be continuing.

     (e) Existing Credit Facilities.  The Borrower shall have delivered to the
         --------------------------
Administrative Agent evidence reasonably satisfactory to the Administrative Agent that the Existing Credit Facilities have been repaid in full and terminated or will be repaid in full and terminated upon the making of the initial Loans.

     (f)    Financial Matters.
            -----------------

          (i) Financial Statements.  The Administrative Agent shall have
              --------------------
received the most recent audited Consolidated financial statements of the Borrower and its Subsidiaries, all in form and substance reasonably satisfactory to the Administrative Agent.

          (ii) Payment at Closing; Fee Letter.  The Borrower shall have paid the
               ------------------------------
fees set forth or referenced in Section 5.3 which are due and payable on or before the Closing Date and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses) to the Administrative Agent and Lenders, and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents. The Administrative Agent shall have received duly authorized and executed copies of the fee letter agreement referred to in Section 5.3(c).

     (g)  Miscellaneous.
          -------------

          (i) Notice of Borrowing.  With respect to the initial Revolving Credit
              -------------------
Loan, the Administrative Agent shall have received from the Borrower a Notice of Revolving Credit Borrowing in accordance with Section 2.3(a) and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made on or after the Closing Date are to be disbursed.

          (ii) Proceedings and Documents.  All opinions, certificates and other
               -------------------------
instruments and all proceedings in connection with the transactions contemplated by this

Agreement shall be reasonably satisfactory in form and substance to the Lenders. The Lenders shall have received copies of all other instruments and other evidence as the Lenders may reasonably request, in form and substance reasonably satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

          (iii)  Due Diligence and Other Documents.  The Borrower shall have
                 ---------------------------------
delivered to the Administrative Agent such other documents, certificates and opinions as the Administrative Agent reasonably requests, certified by a Responsible Officer as a true and correct copy thereof.

     Section 6.3  Conditions to All Loans and Letters of Credit.  The
                  ---------------------------------------------
obligations of the Lenders to make any Loan (including, without limitation, the obligation of the Swingline Lender to make any Swingline Loan) or issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant borrowing or issue date, as applicable:

     (a) Continuation of Representations and Warranties.  The representations
         ----------------------------------------------
and warranties contained in Article 7 shall be true and correct in all material respects on and as of such borrowing or issuance date with the same effect as if made on and as of such date; except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

     (b) No Existing Default.  No Default or Event of Default shall have
         -------------------
occurred and be continuing hereunder (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) on the issue date with respect to such Letter of Credit or after giving affect to the Letters of Credit to be issued on such date.

                                   ARTICLE 7
                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER
                 ----------------------------------------------

     Section 7.1  Representations and Warranties.  To induce the Administrative
                  ------------------------------
Agent and the Lenders to enter into this Agreement and to induce the Lenders to make the Loans or issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

     (a) Organization; Power; Qualification.  Each of the Borrower and its
         ----------------------------------
Significant Subsidiaries is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and as hereafter proposed to be conducted and is duly qualified and authorized to do business in each other jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except in cases in which a failure to be so qualified and authorized in another jurisdiction would not in any given instance or in the aggregate have a Material Adverse Effect. The jurisdictions in which the Borrower and its Subsidiaries are incorporated and qualified to do business as of the Closing Date are described on Schedule 7.1(a).
                                     ---------------

     (b) Ownership.  Each Subsidiary of the Borrower as of the Closing Date and,
         ---------
to the knowledge of the Borrower, each Subsidiary of Dart as of the Closing Date is listed on Schedule
             --------

7.1(b). As of the Closing Date, each such Subsidiary is a Wholly-Owned
------
Subsidiary of the Borrower or, to the knowledge of the Borrower, Dart, as the case may be, except as specified on Schedule 7.1(b). All outstanding shares of
                                    ---------------
the Borrower and its Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of the Borrower or its Subsidiaries or, to the knowledge of the Borrower, Dart or its Subsidiaries, except as described on
Schedule 7.1(b).
---------------

     (c) Authorization of Agreement, Loan Documents and Borrowing.  The Borrower
         --------------------------------------------------------
has the corporate right, power and authority to enter into and perform its obligations under, and has taken all necessary corporate and other action to authorize the execution, delivery and performance of, this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by a duly authorized officer of the Borrower, and each such document constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect affecting creditors' rights generally or by general equitable principles.

     (d) Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc.
         ---------------------------------------------------------------------
The execution, delivery and performance by the Borrower of the Loan Documents in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, with the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to the Borrower or any of its Subsidiaries,
(ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Borrower or any of its Subsidiaries or any indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which any of their respective properties may be bound or any Governmental Approval relating to the Borrower or any of its Subsidiaries, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any of its Subsidiaries other than Liens arising under the Loan Documents and other than, in the event that the Required Lenders exercise their right to require stock pledge agreements under Section 9.14, any resulting ratable Liens in favor of the lenders under the Synthetic Lease Transaction.

     (e) Acquisition Transactions.  Each of the Borrower and DGC Acquisition has
         ------------------------
the corporate right, power and authority to enter into and perform its obligations under, and has taken all necessary corporate and other action to authorize, the Acquisition Agreement and the Acquisition Transactions. The execution, delivery and performance by the Borrower and DGC Acquisition of the Acquisition Agreement in accordance with its terms and the consummation of the Acquisition Transactions do not and will not (i) require any consent or approval of, registration or filing with, or any other action by, stockholders or any Governmental Authority or any other Governmental Approval, except for those which have been obtained and are in full force and effect and those filings which may be made following the consummation of the

Acquisition Transactions to reflect or evidence the consummation thereof and except for the approval of the Merger (as defined in the Acquisition Agreement) by the stockholders of Dart, (ii) violate any Applicable Law, (iii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Borrower, Dart or any of their respective Subsidiaries or any indenture, agreement or other material instrument to which the Borrower, Dart or any of their respective Subsidiaries (other than Crown) is a party or by which any of their respective properties may be bound (other than indentures, agreements and other instruments which will be paid in full and terminated in connection with the closing of the Credit Facilities) or any material Governmental Approval relating to the Borrower, Dart or any of their respective Subsidiaries (other than Crown) or
(iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower, Dart or any of their respective Subsidiaries (other than Crown) other than Liens arising under the Loan Documents.

     (f) Compliance with Law; Governmental Approvals.  Each of the Borrower and
         -------------------------------------------
its Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties, except in cases in which a failure to have such Governmental Approvals or to be in compliance therewith or with any other Applicable Laws would not in any given instance or in the aggregate have a Material Adverse Effect.

     (g) Tax Returns and Payments.  Each of the Borrower and its Subsidiaries
         ------------------------
(other than Crown) has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, other than those which are not yet delinquent, those which are being contested by the Borrower or such Subsidiary in good faith and by appropriate proceedings and for which the Borrower or such Subsidiary has established reserves as required by GAAP and those which, either in any given instance or in the aggregate, do not involve a potential tax liability in excess of $1,000,000. No Governmental Authority has asserted any Lien or other claim against the Borrower or any of its Subsidiaries (other than Crown) with respect to unpaid taxes which has not been discharged or resolved, other than statutory liens for taxes not yet due and payable. The charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries (other than Crown) with respect to any unpaid federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of the Borrower and each of its Subsidiaries (other than Crown) are in the judgment of the Borrower adequate in accordance with GAAP. The Borrower does not anticipate any additional taxes or assessments in the aggregate for all such years which would be reasonably likely to cause or result in a Material Adverse Effect.

     (h) Intellectual Property Matters.  Each of the Borrower and its
         -----------------------------
Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business, except in cases in which a failure to own or possess any such rights would not, in any instance or in the aggregate, have a Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and neither the Borrower nor any of its Subsidiaries is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations, except in cases in which any such revocation, termination or liability would not, in any instance or in the aggregate, have a Material Adverse Effect.

     (i)  Environmental Matters.
          ---------------------

          (i) To the best of the Borrower's knowledge, the properties of the Borrower and its Subsidiaries do not contain, and have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of applicable Environmental Laws or (B) could give rise to liability under applicable Environmental Laws, except in cases in which any such violation or liability is not reasonably likely to result, in any given instance or in the aggregate, in liability of the Borrower or any Subsidiary in excess of $25,000,000;

          (ii) To the best of the Borrower's knowledge, such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, except in cases in which any failure to be in compliance is not reasonably likely to result, in any given instance or in the aggregate, in liability of the Borrower or any Subsidiary in excess of $25,000,000, and there is no contamination at, under or about such properties or such operations which could materially interfere with the continued operation of such properties or materially impair the fair saleable value thereof;

          (iii) Neither the Borrower nor any Subsidiary has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of its properties or the operations conducted in connection therewith, nor does the Borrower or any Subsidiary have knowledge or reason to believe that any such notice will be received or is being threatened, except in cases in which the liability of the Borrower or any Subsidiary, in any given instance or in the aggregate, is not reasonably likely to exceed $25,000,000;

          (iv) Hazardous Materials have not been transported or disposed of from the properties of the Borrower and its Subsidiaries in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws, except in cases in which the liability of the Borrower or any Subsidiary, in any given instance or in the aggregate, is not reasonably likely to exceed $25,000,000;

          (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such properties or such operations, except in cases in which the liability of the Borrower or any Subsidiary, in any given instance or in the aggregate, is not reasonably likely to exceed $25,000,000; and

          (vi) There has been no release, or to the best of the Borrower's knowledge, the threat of release, of Hazardous Materials at or from such properties, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws, except in cases in which the liability of the Borrower or any Subsidiary, in any given instance or in the aggregate, is not reasonably likely to exceed $25,000,000.

     (j)  ERISA.
          -----

          (i) As of the Closing Date, neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Pension Plan or Multiemployer Plan other than those identified on Schedule 7.1(j);
                                                          ---------------

          (ii) Each of the Borrower and its ERISA Affiliates (other than Crown) is in compliance in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired, and except in cases in which a failure to be in compliance is not reasonably likely to result, in any given instance or in the aggregate, in liability of the Borrower or any ERISA Affiliate (other than Crown) in excess of $25,000,000. Each Employee Benefit Plan that is intended to be qualified under
Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No liability has been incurred by the Borrower or any ERISA Affiliate (other than Crown) which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan, except in cases in which such liability is not reasonably likely to result, in any given instance or in the aggregate, in liability of the Borrower or any ERISA Affiliate (other than Crown) in excess of $25,000,000;

          (iii) To the best of the Borrower's knowledge, no Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Borrower or any ERISA Affiliate (other than Crown) failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan, except in cases in which the liability of the Borrower or any ERISA Affiliate, in any given instance or in the aggregate, is not reasonably likely to exceed $25,000,000;

          (iv) Neither the Borrower nor any ERISA Affiliate (other than Crown) has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code, except in cases in which the liability of the Borrower or any ERISA Affiliate, in any given instance or in the aggregate, is not reasonably likely to exceed $25,000,000;

          (v) No Termination Event has occurred or, to the best of the Borrower's knowledge, is reasonably expected to occur; and

          (vi) No proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of the Borrower after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Borrower or any ERISA Affiliate (other than Crown), (B) Pension Plan or (C) Multiemployer Plan (other than routine claims for benefits), except in cases in which the liability of the Borrower or any ERISA Affiliate (other than Crown), in any given instance or in the aggregate, is not reasonably likely to exceed $25,000,000.

     (k)  Margin Stock.  Neither the Borrower nor any Subsidiary is engaged
          ------------
principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" (as each such term is defined or used in Regulation U) Margin Stock. No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying Margin Stock in violation of the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System of the United States, and without limiting the generality of the foregoing, not more than 25% of the value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, that are subject to the restrictions in Sections 11.3 and 11.5 will be attributable to Margin Stock.

     (l)  Government Regulation.  Neither the Borrower nor any Subsidiary is an
          ---------------------
"investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended), and neither the Borrower nor any Subsidiary is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

     (m)  Material Contracts.  Schedule 7.1(m) sets forth a complete and
          ------------------   ---------------
accurate list of all Material Contracts of the Borrower and its Subsidiaries in effect as of the Closing Date not listed on any other Schedule hereto. Other than as set forth on Schedule 7.1(m), each such Material Contract is, and after
                     ---------------
giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof as of the Closing Date. The Borrower and its Subsidiaries have made available to the Administrative Agent a true and complete copy of each Material Contract required to be listed on Schedule
                                                                     --------
7.1(m) or any other Schedule hereto as of the Closing Date.
------

     (n)  Employee Relations.  As of the Closing Date, each of the Borrower and
          ------------------
its Subsidiaries and, to the knowledge of the Borrower, each of Dart and its Subsidiaries is not party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees except as set forth on Schedule 7.1(n). The Borrower knows of no pending, threatened or
         ---------------
contemplated strikes, work stoppage or other collective labor disputes involving its employees, those of any of its Subsidiaries, Dart's employees or those of any of Dart's Subsidiaries, except as disclosed on page 2 of the Borrower's Form 8-K dated March 4, 1998, with respect to the West Point, Pennsylvania Distribution Center and except for those which are not reasonably likely to have a Material Adverse Effect.

     (o)  Burdensome Provisions.  Neither the Borrower nor any Subsidiary is a
          ---------------------
party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. The Borrower and its Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

     (p)  Financial Statements.  The (i) Consolidated balance sheets of the
          --------------------
Borrower and its Subsidiaries as of May 3, 1997, and the related statements of earnings, shareholders' equity and cash flows for the Fiscal Year then ended and
(ii) unaudited Consolidated balance sheets of the Borrower and its Subsidiaries as of January 10, 1998, and related unaudited interim statements of earnings, shareholders' equity and cash flows for the period then ended, copies of which have been furnished to the Administrative Agent and each Lender, are complete and correct in all material respects and fairly present in all material respects the assets, liabilities and financial position of the Borrower and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. The Borrower and its Subsidiaries have no Debt, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto in accordance with GAAP, except for those relating to the obligations of the Borrower and DGC Acquisition under the Acquisition Agreement.

     (q)  No Material Adverse Change.  Since May 3, 1997, there has been no
          --------------------------
Material Adverse Change, and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

     (r)  Solvency.  As of the Closing Date and after giving effect to the
          --------
Acquisition Transactions and each Extension of Credit made hereunder, the Borrower and each of its Subsidiaries (other than Crown) will be Solvent.

     (s)  Titles to Properties.  Each of the Borrower and its Significant
          --------------------
Subsidiaries has such title to the real property owned by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its material personal property and assets, including, but not limited to, those reflected on the Consolidated balance sheets of the Borrower and its Subsidiaries described in Section 7.1(p), except those which have been disposed of by the Borrower or its Subsidiaries subsequent to May 3, 1997, which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

     (t)  Liens.  None of the properties and assets of the Borrower or any
          -----
Subsidiary (other than Crown) is subject to any Lien, except Liens permitted by
Section 11.3. No financing statement under the Uniform Commercial Code of any state which names the Borrower or any Subsidiary thereof (other than Crown) or any of their respective trade names or divisions as debtor, and which has not been terminated, has been filed in any state or other jurisdiction and neither the Borrower nor any Subsidiary (other than Crown) has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except financing statements filed to perfect those Liens permitted by Section 11.3 and financing statements filed with respect to operating leases or with respect to Debt which is no longer outstanding.

     (u)  Debt and Guaranty Obligations.  Schedule 7.1(u) is a complete and
          -----------------------------   ---------------
correct listing, as of the Closing Date, of all Debt and Guaranty Obligations of the Borrower and its Subsidiaries in excess of $10,000,000 and, to the knowledge of the Borrower, all Debt and Guaranty Obligations of Dart and its Subsidiaries in excess of $10,000,000. The Borrower and its Subsidiaries (other than Crown) have performed and are in compliance in all material respects with all of the terms of (i) all Debt and Guaranty Obligations of the Borrower and its Subsidiaries in excess of $10,000,000 and all instruments and agreements relating thereto, and (ii) all synthetic and other structural leases the aggregate implied principal amount of which (calculated in accordance with applicable Federal income tax laws and regulations) is in excess of $10,000,000 and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of the Borrower or its Subsidiaries (other than Crown) exists with respect to any such Debt or Guaranty Obligation or any such synthetic or other structured lease.

     (v)  Litigation.  There are no actions, suits or proceedings pending or, to
          ----------
the knowledge of the Borrower, threatened against or in any other way relating adversely to or affecting the Borrower or any Subsidiary or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority in which there is a reasonable possibility of an adverse decision and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and, as of the Closing Date and to the knowledge of the Borrower, there are no actions, suits or proceedings pending or threatened to enjoin, restrain or prohibit, or to obtain substantial damages with respect to, any of the Acquisition Transactions or any other material actions, suits or proceedings pending or threatened against Dart or any Subsidiary of Dart, other than those specified on Schedule 7.1(v).
                                                         ---------------

     (w)  Absence of Defaults.  No event has occurred and is continuing which
          -------------------
constitutes a Default or an Event of Default. As of the Closing Date, no event has occurred and is continuing which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Borrower or any Subsidiary under any Material Contract or judgment, decree or order to which the Borrower or one or more its Subsidiaries is a party or by which the Borrower or one or more of its Subsidiaries or any of their respective properties may be bound or which would require the Borrower or one or more of its Subsidiaries to make any payment thereunder prior to the scheduled maturity date therefor, except in cases in which any such default or event of default would not, in any instance or in the aggregate, have a Material Adverse Effect.

     (x)  Accuracy and Completeness of Information.  All written information,
          ----------------------------------------
reports and other papers and data produced by or on behalf of the Borrower or any Subsidiary and furnished to the Lenders (including, without limitation, all such written information, reports and other papers and data relating to the Acquisition Transactions, Dart or any of Dart's Subsidiaries) were, at the time the same were so furnished, and, except to the extent that they have been updated or supplemented by additional written information, reports and/or other papers and data produced by or on behalf of the Borrower or any Subsidiary and furnished to the Lenders on or before the Closing Date, are as of the Closing Date, complete and correct in all material respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No document furnished or written statement made to the Administrative Agent or the Lenders by the Borrower or any Subsidiary in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents (including, without limitation, any document or written statement relating to the Acquisition Transactions, Dart or any of Dart's Subsidiaries) contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or its Subsidiaries or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading in any material respect. The Borrower is not aware of any facts which it has not disclosed in writing to the Administrative Agent having a Material Adverse Effect, or insofar as the Borrower can now foresee, could reasonably be expected to have a Material Adverse Effect. Notwithstanding anything to the contrary contained in this
Section 7.1(x) or elsewhere in this Agreement, the Lenders and the Administrative Agent acknowledge and agree that (1) the representations made by the Borrower in this Section 7.1(x) concerning information relating to Dart or to Dart's Subsidiaries are accurate and complete to the knowledge of the Borrower, and (2) any projected or pro forma information provided by the Borrower was prepared by the Borrower in good faith and on the basis of reasonable assumptions (based upon the facts available to the Borrower at the time the assumptions were made), and the Borrower represents that nothing has come to the attention of the Borrower since the making of such assumptions which would make any such assumption invalid or unreasonable in any material respect.

     Section 7.2  Survival of Representations and Warranties, Etc.  All
                  -----------------------------------------------
representations and warranties set forth in this Article 7 and all representations and warranties contained in any certificate or any of the other Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any extension of credit hereunder.

                                   ARTICLE 8
                       FINANCIAL INFORMATION AND NOTICES
                       ---------------------------------

     Until all the Obligations have been paid and satisfied in full and all of the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.11, the Borrower will furnish or cause to be furnished to the Administrative Agent and to each of the Lenders at its address as set forth on Schedule 1, or at such other office as may be designated by the
   ----------
Administrative Agent or any Lender from time to time:

     Section 8.1  Financial Statements and Projections.
                  ------------------------------------

     (a)  Quarterly Financial Statements.  As soon as practicable and in any
          ------------------------------
event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of the Borrower in each Fiscal Year, unaudited Consolidated balance sheets of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of earnings, shareholders' equity and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments; provided that the Borrower may deliver, in lieu of the foregoing, the quarterly report of the Borrower for such fiscal quarter on Form 10-Q filed with the SEC, but only as long as the financial statements contained in such quarterly report are substantially the same in content as the financial statements referred to above in this Section 8.1(a).

     (b)  Annual Financial Statements.  As soon as practicable and in any event
          ---------------------------
within ninety (90) days after the end of each Fiscal Year, audited Consolidated balance sheets of the Borrower and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of earnings, shareholders' equity and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by an independent certified public accounting firm of national standing in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Borrower or any of its Subsidiaries or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP; provided that the Borrower may deliver, in lieu of the foregoing, the annual report of the Borrower for such Fiscal Year on Form 10-K filed with the SEC, but only as long as the financial statements contained in such annual report are substantially the same in content as the financial statements referred to above in this Section 8.1(b).

     Section 8.2  Officer's Compliance Certificate.  At each time financial
                  --------------------------------
statements are delivered pursuant to Sections 8.1 (a) or (b), a certificate of the chief financial officer or the treasurer of the Borrower in the form of Exhibit F hereto (an "Officer's Compliance Certificate"), with the blanks
---------
therein appropriately completed.

     Section 8.3  Other Reports.
                  -------------

     (a) Promptly after the same become publicly available, copies of all periodic and other reports on Forms 10-K, 10-Q and 8-K and all definitive proxy statements filed by the Borrower or any Subsidiary with the SEC or any other documents distributed by the Borrower to its shareholders generally which contain information equivalent to that contained in such forms or proxy statements;

     (b) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or its Board of Directors by its independent certified public accounting firm in connection with their auditing function, including, without limitation, any management report and any management responses thereto; and

     (c) Such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

     Section 8.4  Notice of Subsidiaries, Litigation and Other Matters.  Prompt
                  ----------------------------------------------------
(but in no event later than ten (10) days after an executive officer of the Borrower obtains knowledge thereof) telephonic and written notice of:

     (a) the formation or acquisition of any Subsidiary which is, or on a pro forma basis is expected to be, a Significant Subsidiary;

     (b) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Borrower or any Subsidiary or any of their respective properties, assets or businesses in which there is a reasonable possibility of an adverse decision and which if adversely determined, could reasonably be expected to have a Material Adverse Effect;

     (c) any notice of any violation received by the Borrower or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

     (d) any labor controversy that has resulted in, or is reasonably likely to result in, a strike or other material work action against the Borrower or any Significant Subsidiary which is reasonably likely to have a material adverse effect on the operations of the Borrower or any Significant Subsidiary;

     (e) any attachment, judgment, nonconsensual lien, levy or order exceeding $10,000,000 that may be assessed against the Borrower or any Subsidiary;

     (f) any Default or Event of Default, or any event which constitutes or which with the passage of time or giving of notice or both would constitute a material default or event of default by the Borrower or any Subsidiary under any Debt or Guaranty Obligation in excess of $10,000,000 or any Material Contract;

     (g) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) the Borrower obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA;

     (h) any material delay in consummating, or failure to consummate, any of the Acquisition Transactions; and

     (i)  any event which makes any of the representations set forth in Section
7.1 inaccurate in any material respect.

     Section 8.5  Accuracy of Information.  All written information, reports,
                  -----------------------
statements and other papers and data furnished by or on behalf of the Borrower to the Administrative Agent or any Lender (other than financial forecasts) whether pursuant to this Article 8 or any other provision of this Agreement shall be, at the time the same is so furnished, complete and correct in all material respects based on the Borrower's knowledge thereof.

                                   ARTICLE 9
                             AFFIRMATIVE COVENANTS
                             ---------------------

     Until all of the Obligations have been paid and satisfied in full and all of the Commitments terminated, unless consent has been obtained in the manner provided for in Section 14.11:

     Section 9.1  Preservation of Corporate Existence and Related Matters.
                  -------------------------------------------------------
Except as permitted by Section 11.4, the Borrower will preserve and maintain, and cause each of its Significant Subsidiaries to preserve and maintain, its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and the Borrower will qualify and remain qualified as a foreign corporation and authorized to do business in, and cause each of its Significant Subsidiaries to qualify and remain qualified as a foreign corporation and authorized to do business in, each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except in cases in which a failure to be so qualified and authorized in another jurisdiction would not in any given instance or in the aggregate have a Material Adverse Effect.

     Section 9.2  Maintenance of Property.  The Borrower will protect and
                  -----------------------
preserve, and cause each of its Significant Subsidiaries to protect and preserve, all properties useful in and material to its business, including copyrights, patents, trade names and trademarks; maintain, and cause each of its Significant Subsidiaries to maintain, in good working order and condition all buildings, equipment and other tangible real and personal property useful in and material to its business; and from time to time make or cause to be made, and cause each of its Significant Subsidiaries to make or cause to be made, all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     Section 9.3  Insurance.  The Borrower will maintain, and cause each of its
                  ---------
Significant Subsidiaries to maintain, insurance with financially sound and reputable insurance companies against such risks and in such amounts as is consistent with past practices of the Borrower and its Significant Subsidiaries and as may be required by Applicable Law, and on the Closing Date and from time to time thereafter the Borrower will deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

     Section 9.4  Accounting Methods and Financial Records.  The Borrower will
                  ----------------------------------------
maintain, and cause each of its Subsidiaries (other than Crown) to maintain, a system of accounting, and keep, and cause each of its Subsidiaries (other than Crown) to keep, such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

     Section 9.5  Payment and Performance of Obligations.  The Borrower will pay
                  --------------------------------------
and perform, and cause each of its Subsidiaries to perform, all Obligations, as applicable to them, under this Agreement and the other Loan Documents, and pay or perform, and cause each of its Subsidiaries (other than Crown and Trak) to pay and perform, (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness, obligations and liabilities in excess of $10,000,000 in accordance with customary trade practices; provided that the Borrower or such Subsidiary may contest any item described in clauses (a) or (b) of this Section 9.5 in good faith and by appropriate proceedings so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

     Section 9.6  Compliance With Laws and Approvals.  The Borrower will observe
                  ----------------------------------
and remain in compliance with, and cause each of its Subsidiaries (other than Crown and Trak) to observe and remain in compliance with, all Applicable Laws and maintain, and cause each of its Subsidiaries (other than Crown and Trak) to maintain, in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business, except in cases in which a failure to observe and comply with Applicable Laws or a failure to maintain Governmental Approvals would not, in any given instance or in the aggregate, have a Material Adverse Effect.

     Section 9.7  Environmental Laws.  In addition to and without limiting the
                  ------------------
generality of Section 9.6, the Borrower will (a) comply with and ensure such compliance by all tenants and subtenants, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except in cases in which any failure to do so is not reasonably likely to result, in any given instance or in the aggregate, in liability of the Borrower or any Subsidiary (other than Crown and Trak) in excess of $25,000,000, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or any Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor, and the Borrower will cause each of its Subsidiaries (other than Crown and Trak) to do and comply with all of the foregoing.

     Section 9.8  Compliance with ERISA.  In addition to and without limiting
                  ---------------------
the generality of Section 9.6, the Borrower will (a) comply with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, except in cases in which any failure to do so is not reasonably likely to result, in any given instance or in the aggregate, in liability of the Borrower or any Subsidiary (other than Crown and Trak) in excess of $25,000,000, (b) not take any action or fail to take action the result of which could be a liability to the PBGC in excess of $25,000,000 or to a Multiemployer Plan in excess of $25,000,000, (c) not participate in any prohibited transaction that could result in any civil penalty in excess of $25,000,000 under ERISA or tax under the Code, (d) operate each Employee Benefit Plan in such a manner that will not incur any tax liability in excess of $25,000,000 under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (e) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent, and the Borrower will cause each of its Subsidiaries (other than Crown and Trak) to do and comply with all of the foregoing.

     Section 9.9  Compliance With Agreements.  The Borrower will comply in all
                  --------------------------
respects with, and cause each of its Subsidiaries to comply in all respects with, each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Material Contract, except in cases in which a failure so to comply would not, in any given instance or in the aggregate, have a Material Adverse Effect.

     Section 9.10  Conduct of Business.  The Borrower and its Subsidiaries
                   -------------------
(other than Crown and Trak), considered as a whole, will continue to engage primarily in the wholesale and retail food distribution and logistics business and businesses reasonably related thereto.

     Section 9.11  Visits and Inspections.  The Borrower will permit, and cause
                   ----------------------
each of its Subsidiaries to permit, representatives of the Administrative Agent or any Lender, from time to time, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent certified public accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

     Section 9.12  Year 2000 Compatibility.  The Borrower will take all actions,
                   -----------------------
and cause each of its Subsidiaries (other than Crown and Trak) to take all actions, reasonably necessary to assure that the material computer based systems of the Borrower and its Subsidiaries (other than Crown and Trak) are able to operate and effectively process data which includes dates on and after January 1, 2000. At the request of the Administrative Agent, the Borrower shall provide reasonable assurances satisfactory to the Administrative Agent of the Year 2000 compatibility of the material computer based systems of the Borrower and its Subsidiaries (other than Crown and Trak).

     Section 9.13  Further Assurances.  The Borrower will make, execute and
                   ------------------
deliver, and cause each of its Subsidiaries to make, execute and deliver, all such additional and further acts, things, deeds and instruments as the Administrative Agent or any Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under this Agreement, the Notes, the Letters of Credit and the other Loan Documents.

     Section 9.14  Stock Pledges and Guaranties. (a)  In the event that the
                   ----------------------------
Senior Debt Rating of the Borrower is downgraded below Investment Grade at any time prior to the date on which the Term Loans are paid in full, the Borrower will, if requested by the Required Lenders, (i) pledge and deliver to the Lenders, and cause each of its applicable Subsidiaries to pledge and deliver to the Lenders, the stock of all Significant Subsidiaries of the Borrower then owned or thereafter acquired (other than any one or more of such Significant Subsidiaries which is subject to legal, regulatory or contractual restrictions which restrict the pledge of such stock), pursuant to one or more stock pledge agreements in form and substance satisfactory to the Administrative Agent, which will provide the Lenders with a first priority, perfected security interest (ratable with any related Lien provided to the lenders under the Synthetic Lease Transaction as a result thereof) in all such pledged stock to secure the Obligations, and (ii) cause each of its Significant Subsidiaries then owned or thereafter acquired (other than any one or more of such Significant Subsidiaries which is restricted from providing a guarantee as a result of legal, regulatory or contractual restrictions), to unconditionally guarantee the Obligations, pursuant to one or more guaranty agreements in form and substance satisfactory to the Administrative Agent.

     (b) If the Required Lenders require any stock pledge agreements and/or guaranty agreements as provided in Section 9.14(a), (1) the Borrower will also provide, and cause its Subsidiaries to provide, to the Administrative Agent and the Lenders such corporate resolutions, authorizations and approvals, legal opinions and other closing certificates and documents in connection therewith as the Administrative Agent reasonably determines to be necessary or appropriate, and (2) if the Administrative Agent or the Required Lenders reasonably determine that an intercreditor agreement is necessary or appropriate, the Administrative Agent and the Lenders will have the right to require an intercreditor agreement with the lenders under the Synthetic Lease Transaction in form and substance satisfactory to the Administrative Agent.

     (c) The rights of the Administrative Agent and the Lenders under this
Section 9.14 are in addition to, and not in lieu of, the other rights and remedies available to the Administrative Agent and the Lenders under this Agreement and the other Loan Documents, and the acceptance of any stock pledge agreements and/or guaranty agreements under this Section 9.14 will not constitute or be deemed to be a waiver of any Default or Event of Default.

                                   ARTICLE 10
                              FINANCIAL COVENANTS
                              -------------------

     Until all of the Obligations have been paid and satisfied in full and all of the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.11:

     Section 10.1  Consolidated Funded Debt to Consolidated EBITDA Ratio.  The
                   -----------------------------------------------------
Borrower will maintain a ratio, measured as of the end of each of the first three fiscal quarters during each Fiscal Year and as of the end of each Fiscal Year, of Consolidated Funded Debt as of the date of measurement, to Consolidated EBITDA for the four-quarter period ending on the date of measurement, which is not greater than (i) 4.25 to 1 at any time from the Closing Date through and including May 1, 1999, (ii) 3.5 to 1 at any time thereafter through and including October 16, 1999, or (iii) 3.0 to 1 at any time thereafter.

     Section 10.2  Fixed Charge Coverage Ratio.  The Borrower will maintain a
                   ---------------------------
ratio, measured as of the end of each of the first three fiscal quarters during each Fiscal Year and as of the end of each Fiscal Year, of Consolidated EBITDAR for the four-quarter period ending on the date of measurement, to Consolidated Fixed Charges for such four-quarter period, which is not less than 1.5 to 1 at any time.

                                   ARTICLE 11
                               NEGATIVE COVENANTS
                               ------------------

     Until all of the Obligations have been paid and satisfied in full and all of the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.11:

     Section 11.1  Limitations on Debt.  The Borrower will not create, incur,
                   -------------------
assume or suffer to exist any Debt which is senior in right of payment to the Obligations, or any other Debt if at the time of, or immediately upon giving effect to, the creation, incurrence, assumption or existence of such Debt a Default or an Event of Default exists or would exist (it being understood and agreed that the fact that Debt is secured by a Lien permitted by Section 11.3 shall not cause such Debt to be considered senior for purposes of this Section 11.1), and the Borrower will not permit any of its

Subsidiaries (other than Crown and Trak) to create, incur, assume or suffer to exist any Debt except:

     (a) Debt of any Subsidiary existing on the Closing Date and described on

Schedule 7.1(u);
---------------

     (b) Debt of any Subsidiary owing to the Borrower or any other Subsidiary;

     (c) Debt of any Subsidiary outstanding at the time such Subsidiary becomes a Subsidiary of the Borrower and not incurred in contemplation thereof, as long as the Debt remains the sole obligation of such Subsidiary and as long as the outstanding principal amount of such Debt is not voluntarily increased by such Subsidiary after the date such Subsidiary becomes a Subsidiary of the Borrower;

     (d) Debt of any Subsidiary secured by a Lien permitted by Section 11.3, provided that such Debt does not exceed the value of the assets or property subject to such permitted Lien;

     (e) Debt constituting the renewal or refinancing of any Debt permitted by subsections (a), (b) or (c) above as long as the aggregate principal amount thereof is not increased; and

     (f) Debt of any Subsidiary not otherwise permitted by this Section 11.1 as long as the aggregate of all such Debt for all Subsidiaries at any time outstanding does not exceed ten percent (10%) of Consolidated Net Tangible Assets.

     Section 11.2  Intentionally Omitted.
                   ---------------------

     Section 11.3  Limitations on Liens.  The Borrower will not create, incur,
                   --------------------
assume or suffer to exist, or permit any of its Subsidiaries (other than Crown and Trak) to create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including without limitation shares of capital stock or other ownership interests), real or personal, whether now owned or hereafter acquired except:

     (a) Liens existing on the Closing Date and described on Schedule 11.3;
                                                             --------------

     (b) Liens for taxes, assessments and other governmental charges or levies not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

     (c) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

     (d) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or obligations under customer service contracts;

     (e) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of any material parcel of real property or impair the use thereof in the ordinary conduct of business;

     (f) Liens in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders and, in the event that the Required Lenders exercise their right to require stock pledge agreements under Section 9.14, any related ratable Liens in favor of the lenders under the Synthetic Lease Transaction;

     (g) Liens on the property or assets of any Subsidiary existing at the time such Subsidiary becomes a Subsidiary of the Borrower and not incurred in contemplation thereof, as long as the outstanding principal amount of the Debt secured thereby is not voluntarily increased by such Subsidiary after the date such Subsidiary becomes a Subsidiary of the Borrower;

     (h) Liens on the property or assets of the Borrower or any Subsidiary securing Debt which is permitted under Section 11.1 and which is incurred to finance the acquisition of such property or assets; provided that (i) each such Lien shall be created substantially simultaneously with the acquisition of the related property or assets, (ii) each such Lien does not at any time encumber any property other than the related property or assets financed by such Debt,
(iii) the principal amount of Debt secured by each such Lien is not increased and (iv) the principal amount of Debt secured by each such Lien shall at no time exceed 100% of the original purchase price of such related property or assets at the time acquired;

     (i) Liens not otherwise permitted by this Section 11.3 as long as all such Liens do not encumber property and assets which constitute more than five percent (5%) of Consolidated Net Tangible Assets; and

     (j) Any lien not otherwise permitted by this Section 11.3 as long as, prior to or contemporaneously with the creation, incurrence, assumption or existence of such Lien, the Borrower shall have taken all steps necessary to cause the Obligations to be secured by such Lien, equally and ratably based on amount of indebtedness with the other Debt and obligations secured thereby, to the satisfaction of the Administrative Agent and each of the Lenders.

The restrictions contained in this Section 11.3 shall not apply to Unrestricted Margin Stock.

     Section 11.4  Limitations on Mergers and Liquidation.  The Borrower will
                   --------------------------------------
not merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or permit any of its Significant Subsidiaries to merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), except, subject to the last sentence of this Section 11.4:

     (a) the Borrower or a Significant Subsidiary may merge with another Person if (i) such Person is organized under the laws of the United States or one of its states, (ii) the Borrower or the Significant Subsidiary, as the case may be, is the corporation surviving such merger, and (iii) immediately prior to and after giving effect to such merger no Default or Event of Default exists or would exist;

     (b) any Wholly-Owned Significant Subsidiary of the Borrower may merge into the Borrower or any other Wholly-Owned Subsidiary of the Borrower;

     (c) any Wholly-Owned Significant Subsidiary of the Borrower may liquidate, wind-up or dissolve itself into the Borrower or any other Wholly-Owned Subsidiary of the Borrower; and

     (d) DGC Acquisition may merge with and into Dart pursuant to the Acquisition Agreement.

Notwithstanding anything to the contrary contained in this Section 11.4 or elsewhere in this Agreement, (i) until such time as the outstanding principal balance of the Shoppers Senior Notes falls below $50,000,000, the Borrower will not merge, consolidate or enter into any similar combination with Shoppers or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) into Shoppers, or permit any of its other Significant Subsidiaries to do so, and
(ii) the Borrower will not merge, consolidate or enter into any similar combination with Crown or Trak or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) into Crown or Trak or permit any of its Significant Subsidiaries to do so.

     Section 11.5  Limitations on Sale of Assets.  The Borrower will not convey,
                   -----------------------------
sell, lease, assign, transfer or otherwise dispose of, or permit any of its Subsidiaries to convey, sell, lease, assign, transfer or otherwise dispose of:

     (a) all or substantially all of the property, business or assets of the Borrower and its Subsidiaries on a Consolidated basis;

     (b) any of its property, business or assets if such transaction would reasonably be expected to have a Material Adverse Effect; or

     (c) any of its property, business or assets if immediately prior to or after giving effect to such transaction a Default or an Event of Default exists or would exist;

provided that the Borrower and its Subsidiaries may convey, sell, assign, transfer or otherwise dispose of Unrestricted Margin Stock without regard to the foregoing restrictions in this Section 11.5.

     Section 11.6  Prohibition against Limitations on Dividends and
                   ------------------------------------------------
Distributions.  The Borrower will not permit any Subsidiary (other than Crown
-------------
and Trak) to agree to, incur, assume or suffer to exist any restriction, limitation or other encumbrance (by covenant or otherwise) on the ability of such Subsidiary to make any payment to the Borrower or any of its Subsidiaries (in the form of dividends, intercompany advances or otherwise) except:

     (a) Restrictions and limitations existing on the Closing Date and described on Schedule 11.6;
   -------------

     (b) Restrictions and limitations applicable to a Subsidiary existing at the time such Subsidiary becomes a Subsidiary of the Borrower and not incurred in contemplation thereof, as long as no such restriction or limitation is made more restrictive after the date such Subsidiary becomes a Subsidiary of the Borrower; and

     (c) Other restrictions and limitations which are not material either individually or in the aggregate.

     Section 11.7  Sales of Dart Group Margin Stock and Assets.  (a)  The
                   -------------------------------------------
Borrower will not sell or otherwise dispose of, or permit any of its Subsidiaries to sell or otherwise dispose of, any Dart Group Margin Stock owned by it, other than in consideration for the payment of cash or cash equivalents, and the Borrower will maintain or cause its applicable Subsidiary or Subsidiaries to maintain, as the case may be, the proceeds of any such sale or other disposition of Dart Group Margin Stock (other than proceeds used to repay any indebtedness secured by a Lien on such Dart Group Margin Stock) as cash, cash equivalents or short-term investments; provided that, to the extent that the Borrower shall repay the Term Loans pursuant to Section 4.3(c) or shall reduce the Aggregate Revolving Credit Commitment pursuant to Section 2.8 at any time after any such sale or other disposition, the requirement to maintain the proceeds of such sale or other disposition as cash, cash equivalents or short-term investments shall cease to apply to the portion of such proceeds as shall be equal to the amount of the Term Loans so repaid or the amount of the Aggregate Revolving Credit Commitment so reduced.

     (b) The Borrower will not permit Dart or any Subsidiary of Dart, the stock of which is Dart Group Margin Stock, to sell or otherwise dispose of all or substantially all of its assets, other than in consideration for the payment of cash or cash equivalents, and the Borrower will cause its applicable Subsidiary or Subsidiaries to maintain the percentage of the proceeds of any such sale or other disposition of assets (after deducting from such proceeds any amount thereof used to repay any indebtedness secured by a Lien on the assets so sold or disposed of), which corresponds to the percentage of stock of Dart or the Subsidiary of Dart, as applicable, which sold such assets which was owned by Richfood, Dart and/or any of their respective Subsidiaries at the time of such sale or other disposition, as cash, cash equivalents or short-term investments; provided that, to the extent that the Borrower shall repay the Term Loans pursuant to Section 4.3(c) or shall reduce the Aggregate Revolving Credit Commitment pursuant to Section 2.8 at any time after any such sale or other disposition, the requirement to maintain the proceeds of such sale or other disposition as cash, cash equivalents or short-term investments shall cease to apply to the portion of such proceeds as shall be equal to the amount of the Term Loans so repaid or the amount of the Aggregate Revolving Credit Commitment so reduced.

     Section 11.8  Transactions with Dart Group Companies and Affiliates.  (a)
                   -----------------------------------------------------
The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, (i) make any loan or advance to, or purchase or assume any note or other obligation of or from, Shoppers, at any time prior to the date on which the outstanding principal balance of the Shoppers Senior Notes falls below $50,000,000, other than any loans, advances, purchases and assumptions that would not cause the aggregate amount of all such loans, advances, purchases and assumptions to exceed $50,000,000, or make any loan or advance to, or purchase or assume any note or other obligation of or from Crown or Trak other than any loans, advances, purchases and assumptions that would not cause the aggregate amount of all such loans, advances, purchases and assumptions with respect to Crown and Trak to exceed $25,000,000; or (ii) convey, sell, lease, assign or transfer any property, business or assets to Shoppers, or enter into any other transaction with Shoppers, at any time prior to the date on which the outstanding principal balance of the Shoppers Senior Notes falls below $50,000,000, or convey, sell, lease, assign or transfer any property, business or assets to Crown or Trak, or enter into any other transaction with Crown or Trak, except, in any such case described in this clause (ii), pursuant to the reasonable requirements of the business of the Borrower or such Subsidiary, as the case may be, and upon fair and reasonable terms that are not less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arms' length transaction with an unrelated Person, and except for transactions which are not material either individually or in the aggregate.

     (b) In addition, the Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly (i) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or Affiliates, other than
(1) loans or advances to customers of the Borrower and its Subsidiaries in the ordinary course of business which are arm's length, and (2) any other loan or advance or assumption that would not cause the aggregate amount of all such loans and advances and assumed notes and advances to exceed $5,000,000, or (ii) enter into, or be a party to, any subcontract of any operations or other transaction with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate and except for transactions which are not material either individually or in the aggregate. Nothing contained in this
Section 11.8(b) shall prohibit the Borrower or any Subsidiary which has obtained an ownership interest in a customer in connection with a loan or credit workout to provide non-standard payment or other terms to such customer or otherwise to do business with such customer in the ordinary course of business.

     Section 11.9  Certain Accounting Changes.  The Borrower will not change its
                   --------------------------
Fiscal Year end in order to avoid a Default or an Event of Default or if a Material Adverse Effect would result therefrom, and the Borrower will not make any change in its accounting treatment and reporting practices except as required by GAAP.

     Section 11.10  Amendments; Payments and Prepayments of Subordinated Debt.
                    ---------------------------------------------------------
At any time after the occurrence of a Default or an Event of Default and during the continuance thereof, the Borrower will not, and will not permit any of its Subsidiaries to, amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Debt, or cancel or forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value (including without limitation by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt.

                                   ARTICLE 12
                              DEFAULT AND REMEDIES
                              --------------------

     Section 12.1  Events of Default.  Each of the following shall constitute an
                   -----------------
Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

     (a) Default in Payment of Principal of Loans and Reimbursement Obligations.
         -----------------------------------------------------------------------
The Borrower shall default in any payment of principal of any Loan, Note or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

     (b) Other Payment Default.  The Borrower shall default in the payment when
         ---------------------
and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan, Note or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue unremedied for three (3) Business Days.

     (c) Misrepresentation.  Any representation or warranty made or deemed to be
         -----------------
made by the Borrower or any of its Subsidiaries under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

     (d) Default in Performance of Certain Covenants.  The Borrower shall
         -------------------------------------------
default in the performance or observance of any covenant or agreement contained in Articles 10 or 11 of this Agreement.

     (e) Default in Performance of Other Covenants and Conditions.  The Borrower
         --------------------------------------------------------
or any Subsidiary shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 12.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrower by the Administrative Agent.

     (f) Hedging Agreement.  Any termination payment shall be due by the
         -----------------
Borrower under any Hedging Agreement to which any Lender is a party and such amount is not paid within thirty (30) Business Days of the due date thereof.

     (g) Debt Cross-Default.  The Borrower or any of its Subsidiaries (other
         ------------------
than Crown) shall (i) default in the payment of any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $10,000,000 beyond the period of grace, if any, provided in the instrument or agreement under which such Debt was created, (ii) default in the payment of an amount due under a synthetic or other structured lease the aggregate implied principal amount of which lease calculated in accordance with applicable Federal income tax laws and regulations is in excess of $10,000,000 beyond the period of grace, if any, provided in the instrument or agreement under which such lease was created, or (iii) default in the observance or performance of any other agreement or condition relating to any such Debt or any such lease or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt or such lease (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt or any such lease to become due prior to its stated maturity (any such notice having been given and any applicable grace period having expired).

     (h)  Intentionally Omitted.
          ---------------------

     (i) Change in Control.  Any person or group of persons (within the meaning
         -----------------
of Section 13(d) of the Securities Exchange Act of 1934, as amended) shall obtain ownership or control in one or more series of transactions of thirty percent (30%) or more of the common stock or thirty percent (30%) or more of the voting power of the Borrower entitled to vote in the election of members of the board of directors of the Borrower or there shall have occurred under any indenture or other instrument evidencing any Debt of the Borrower in excess of $10,000,000 any "change in control" (as defined in such indenture or other evidence of Debt) obligating the Borrower to repurchase, redeem or repay all or any part of the Debt provided for therein (any such event, a "Change in Control").

     (j) Voluntary Bankruptcy Proceeding.  The Borrower or any Subsidiary (other
         -------------------------------
than Crown) shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts,
(iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

     (k) Involuntary Bankruptcy Proceeding.  A case or other proceeding shall be
         ---------------------------------
commenced against the Borrower or any Subsidiary (other than Crown) in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Borrower or any Subsidiary (other than Crown) or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

     (l) Failure of Agreements.  Any material provision of this Agreement or of
         ---------------------
any other Loan Document shall for any reason cease to be valid and binding on the Borrower or the Borrower shall so state in writing.

     (m) Termination Event.  The occurrence of any of the following events:  (i)
         -----------------
the Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, except in cases in which a failure to make such payment is not reasonably likely to result, in any given instance or in the aggregate, in liability of the Borrower or any ERISA Affiliate in excess of $25,000,000, (ii) an accumulated funding deficiency in excess of $25,000,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) the Borrower or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $25,000,000.

     (n) Judgment.  A judgment or order for the payment of money which causes
         --------
the aggregate amount of all such judgments to exceed $10,000,000 in any Fiscal Year shall be entered against the Borrower or any of its Subsidiaries (other than Crown) by any court and such judgment or order shall continue undischarged or unstayed for a period of thirty (30) days.

     Section 12.2  Remedies.  Upon the occurrence of an Event of Default, with
                   --------
the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:

     (a) Acceleration; Termination of Facilities.  Declare the principal of and
         ---------------------------------------
interest on the Loans, the Notes and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and each of the Commitments and any right of the Borrower to request borrowings or Letters of Credit thereunder; provided that upon the occurrence of an Event of Default specified in Section 12.1(j) or Section 12.1(k), the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable.

     (b) Letters of Credit.  With respect to all Letters of Credit with respect
         -----------------
to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, require the Borrower at such time to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

     (c) Rights of Collection.  Exercise on behalf of the Lenders all of its
         --------------------
other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations.

     Section 12.3  Rights and Remedies Cumulative; Non-Waiver; etc.  The
                   -----------------------------------------------
enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

                                   ARTICLE 13
                            THE ADMINISTRATIVE AGENT
                            ------------------------

     Section 13.1  Appointment.  Each of the Lenders hereby irrevocably
                   -----------
designates and appoints First Union as Administrative Agent of such Lender under this Agreement and the other Loan Documents for the term hereof, and each such Lender irrevocably authorizes First Union as Administrative Agent for such Lender to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent.

     Section 13.2  Delegation of Duties.  The Administrative Agent may execute
                   --------------------
any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.

     Section 13.3  Exculpatory Provisions.  Neither the Administrative Agent nor
                   ----------------------
any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrower or any of its Subsidiaries to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

     Section 13.4  Reliance by the Administrative Agent.  The Administrative
                   ------------------------------------
Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 14.10. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

     Section 13.5  Notice of Default.  The Administrative Agent shall not be
                   -----------------
deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     Section 13.6  Non-Reliance on the Administrative Agent and Other Lenders.
                   ----------------------------------------------------------
Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans and issue or participate in Letters of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Each Lender represents that it has not relied on any Margin Stock in its credit analysis or its decision to enter into this Agreement. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or by the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

     Section 13.7  Indemnification.  The Lenders agree to indemnify each of the
                   ---------------
Agents in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their Revolving Credit Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or any Reimbursement Obligation) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the applicable Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 13.7 shall survive the payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.

     Section 13.8  The Administrative Agent in Its Individual Capacity.  The
                   ---------------------------------------------------
Administrative Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not an Administrative Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued by it or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     Section 13.9  Resignation of the Administrative Agent; Successor
                   --------------------------------------------------
Administrative Agent.  Subject to the appointment and acceptance of a successor
--------------------
as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders, with the approval of the Borrower so long as no Default or Event of Default has occurred and is continuing, shall have the right to appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the Administrative Agent's giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
Section 13 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

     Section 13.10  Syndication Agent and Documentation Agent.  Notwithstanding
                    -----------------------------------------
anything to the contrary contained in this Agreement, neither Crestar Bank in its capacity as Syndication Agent nor The First National Bank of Chicago in its capacity as Documentation Agent shall have any duties or responsibilities whatsoever.

                                   ARTICLE 14
                                 MISCELLANEOUS
                                 -------------

     Section 14.1  Notices.
                   -------

     (a) Method of Communication.  Except as otherwise provided in this
         -----------------------
Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

     (b) Addresses for Notices.  Notices to any party shall be sent to it at the
         ---------------------
following addresses, or any other address as to which all the other parties are notified in writing:

     If to the Borrower:   Richfood Holdings, Inc.
                           4860 Cox Road
                           Glen Allen, Virginia 23060
                           Attention:  John C. Belknap
                                       Executive Vice President and
                                       Chief Financial Officer
                           Telephone No.: (804) 915-6003
                           Telecopy No.:  (804) 915-6010

     With copies to:       Gary E. Thompson, Esquire
                           Hunton & Williams
                           951 E. Byrd Street
                           Richmond, Virginia 23219
                           Telephone No.: (804) 788-8787
                           Telecopy No.:  (804) 788-8218

     If to First Union as  First Union National Bank
     Administrative Agent: One First Union Center, TW-10
                           301 South College Street
                           Charlotte, North Carolina 28288-0608
                           Attention:  Syndication Agency Services
                           Telephone No.: (704) 374-2698
                           Telecopy No.:  (704) 383-0288

     With copies to:       Jeffrey M. Gill, Esquire
                           Mays & Valentine, L.L.P.
                           1111 East Main Street
                           Richmond, Virginia 23219
                           Telephone No.: (804) 697-1200
                           Telecopy No.:  (804) 697-1339

     If to any Lender:     To the address for such Lender set forth on
                           Schedule 1 hereto
                           ----------

     (c) Administrative Agent's Office.  The Administrative Agent hereby
         -----------------------------
designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative

Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit issued.

     Section 14.2  Expenses; Indemnity.  The Borrower will (a) pay all out-of-
                   -------------------
pocket expenses of the Administrative Agent in connection with (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Administrative Agent and
(ii) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent or the Lenders relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Administrative Agent, (b) pay all reasonable out-of-pocket expenses of the Administrative Agent and each Lender actually incurred in connection with the administration and enforcement of any rights and remedies of the Administrative Agent and Lenders under the Credit Facility, including consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and (c) defend, indemnify and hold harmless each of the Agents and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the applicable Agent or Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with this Agreement, any other Loan Document or the Loans, including without limitation reasonable attorney's and consultant's fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

     Section 14.3  Set-off.  In addition to any rights now or hereafter granted
                   -------
under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with
Section 14.10 are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrower against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 11.2 and although such Obligations shall be contingent or unmatured.

     Section 14.4  Governing Law.  This Agreement, the Notes and the other Loan
                   -------------
Documents, unless otherwise expressly set forth therein, shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia, without reference to the conflicts or choice of law principles thereof.

     Section 14.5  Consent to Jurisdiction.  The Borrower hereby irrevocably
                   -----------------------
consents to the personal jurisdiction of the state and federal courts located in the City of Richmond, Virginia and the County of Henrico, Virginia in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Borrower hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 14.1. Nothing in this Section 14.5 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Borrower or its properties in the courts of any other jurisdictions.

     Section 14.6  Binding Arbitration; Waiver of Jury Trial.
                   -----------------------------------------

     (a) Binding Arbitration.  Upon demand of any party, whether made before or
         -------------------
after institution of any judicial proceeding, any dispute, claim or controversy arising out of, in connection with or relating to the Notes or any other Loan Document ("Disputes"), between or among parties to the Notes or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out of or in connection with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Richmond, Virginia. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules
                                               -------
shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted.

     (b) Waiver of Jury Trial.  TO THE FULLEST EXTENT PERMITTED BY LAW, THE
         --------------------
ADMINISTRATIVE AGENT, EACH LENDER AND THE BORROWER HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

     Section 14.7  Reversal of Payments.  To the extent the Borrower makes a
                   --------------------
payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

     Section 14.8  Injunctive Relief; Punitive Damages.
                   -----------------------------------

     (a) The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     (b) The Administrative Agent, the Lenders and the Borrower (on behalf of itself and its Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any dispute.

     Section 14.9  Accounting Matters.  All financial and accounting
                   ------------------
calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower or any Subsidiary thereof to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Administrative Agent to the contrary agreed to by the Borrower, be performed in accordance with GAAP as in effect on the Closing Date. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrower's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrower and the Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

     Section 14.10  Successors and Assigns; Participations.
                    --------------------------------------

     (a) Benefit of Agreement.  This Agreement shall be binding upon and
         --------------------
inure to the benefit of the Borrower, the Administrative Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that the Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

     (b) Assignment by Lenders.  Each Lender may, with the consent of the
         ---------------------
Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower, which consents shall not be unreasonably withheld, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Extensions of Credit at the time owing to it and the Notes held by it); provided that:

          (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement;

          (ii) if less than all of the assigning Lender's Revolving Credit Commitment or Extensions of Credit is to be assigned, the amount so assigned shall not be less than $5,000,000 (unless the assignee is already a Lender hereunder);

          (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit G attached hereto (an
                                            ---------
"Assignment and Acceptance"), together with any Note or Notes subject to such assignment;

          (iv) such assignment shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the SEC or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and

          (v) the assigning Lender shall pay to the Administrative Agent an assignment fee of $3,500 upon the execution by such Lender of the Assignment and Acceptance; provided that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

     (c)  Rights and Duties Upon Assignment.  By executing and delivering an
          ---------------------------------
Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

     (d)  Register.  The Administrative Agent shall maintain a copy of each
          --------
Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Extensions of Credit with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e)  Issuance of New Notes.  Upon its receipt of an Assignment and
          ---------------------
Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit G:
                                                                  ---------

          (i)    accept such Assignment and Acceptance;

          (ii)   record the information contained therein in the Register;

          (iii)  give prompt notice thereof to the Lenders and the Borrower; and

          (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrower.

Within five (5) Business Days after receipt of notice, the Borrower shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Revolving Credit Commitment or Extensions of Credit assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment or Extensions of Credit retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrower.

     (f)  Participations.  Each Lender may sell participations to one or more
          --------------
banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment or Extensions of Credit and the Notes held by it); provided that:

          (i) each such participation shall be in an amount not less than $5,000,000;

          (ii) such Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment) shall remain unchanged;

          (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

          (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

          (v) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

          (vi) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any applicable Extension of Credit, extend the term or increase the amount of the applicable Revolving Credit Commitment, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal of any Loan or release any collateral or guarantor;

          (vii) any such disposition shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the SEC or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and

          (viii) any such disposition shall not require the Borrower to indemnify or make any additional payment to the participant pursuant to Sections 5.8(c), 5.10 or 5.11 unless such Lender would have been entitled to such indemnity or additional payment.

     (g)  Disclosure of Information; Confidentiality.  The Administrative Agent
          ------------------------------------------
and the Lenders shall hold all non-public information with respect to the Borrower obtained pursuant to the Loan Documents in accordance with their customary procedures for handling confidential information; provided that the Administrative Agent may disclose information relating to this Agreement to Gold
                                                                            ----
Sheets and other similar bank trade publications, such information to consist of
------
deal terms and other information customarily found in such publications. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 14.10, disclose to the assignee, participant, proposed assignee or proposed participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrower or such Lender to preserve the confidentiality of any confidential information relating to the Borrower received from such Lender.

     (h)  Certain Pledges or Assignments.  Nothing herein shall prohibit any
          ------------------------------
Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

     Section 14.11  Amendments, Waivers and Consents.  Except as set forth
                    --------------------------------
below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided that no amendment, waiver or consent shall (a) increase the amount or extend the time of the obligation of the Lenders to make Loans or issue or participate in Letters of Credit, (b) extend the originally scheduled time or times of payment of the principal of any Loan or Reimbursement Obligation or the time or times of payment of interest on any Loan or Reimbursement Obligation, (c) reduce the rate of interest or fees payable on any Loan or Reimbursement Obligation, (d) reduce the principal amount of any Loan or Reimbursement Obligation, (e) permit any subordination of the principal or interest on any Loan or Reimbursement Obligation, (f) amend the provisions of this Section 14.11 or the definition of Required Lenders, or (g) release any collateral or guarantor, without the prior written consent of each Lender. In addition, no amendment, waiver or consent to the provisions of (a) Article 13 shall be made without the written consent of the Administrative Agent and (b) Article 3 without the written consent of the Issuing Lender.

     Section 14.12  Performance of Duties.  The Borrower's obligations under
                    ---------------------
this Agreement and each of the Loan Documents shall be performed by the Borrower at its sole cost and expense.

     Section 14.13  All Powers Coupled with Interest.  All powers of attorney
                    --------------------------------
and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facility has not been terminated.

     Section 14.14  Survival of Indemnities.  Notwithstanding any termination of
                    -----------------------
this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article 14 and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

     Section 14.15  Titles and Captions.  Titles and captions of Articles,
                    -------------------
Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

     Section 14.16  Severability of Provisions.  Any provision of this Agreement
                    --------------------------
or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 14.17  Counterparts.  This Agreement may be executed in any number
                    ------------
of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

     Section 14.18  Term of Agreement.  This Agreement shall remain in effect
                    -----------------
from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full and all Commitments shall have been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.



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                                       82

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.


                                     RICHFOOD HOLDINGS, INC.,
                                      as Borrower


                                     By: /s/ John C. Belknap
                                        ----------------------------------------
                                        Name: John C. Belknap
                                             -----------------------------------
                                        Title: Executive Vice President & CFO
                                              ----------------------------------


                                     FIRST UNION NATIONAL BANK,
                                      as Administrative Agent and Lender


                                     By: /s/ Douglas T. Davis
                                        ----------------------------------------
                                        Name: Douglas T. Davis
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------


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                                       83

                                     CRESTAR BANK, as Syndication
                                      Agent and Lender


                                     By: /s/ T. Patrick Collins
                                        ----------------------------------------
                                        Name: T. Patrick Collins
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------


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                                       84

                                     THE FIRST NATIONAL BANK
                                     OF CHICAGO, as Documentation Agent
                                     and Lender


                                     By: /s/ Paul E. Rigby
                                        ----------------------------------------
                                        Name: Paul E. Rigby
                                             -----------------------------------
                                        Title: Managing Director
                                              ----------------------------------


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                                       85

                        ABN AMRO BANK N.V.,
                        NEW YORK BRANCH, as Lender


                        By: /s/ William S. Connolly
                           --------------------------------------------------
                           Name: William S. Connolly
                                ---------------------------------------------
                           Title: Senior Vice President and Managing Director
                                 --------------------------------------------


                        By: /s/ Diane R. Maurice
                           --------------------------------------------------
                           Name: Diane R. Maurice
                                ---------------------------------------------
                           Title: Vice President
                                 --------------------------------------------


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                                       86

                                     BANK OF AMERICA NT & SA, as Lender


                                     By: /s/ W. Thomas Barnett
                                        ----------------------------------------
                                        Name: W. Thomas Barnett
                                             -----------------------------------
                                        Title: Managing Director
                                              ----------------------------------


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                                       87

                                     THE BANK OF NEW YORK, as Lender


                                     By: /s/ Paula D. Regan
                                        ----------------------------------------
                                        Name: Paula D. Regan
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------


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                                       88

                                     BANK OF TOKYO - MITSUBISHI
                                     TRUST COMPANY, as Lender


                                     By: /s/ Catherine Moeser
                                        ----------------------------------------
                                     Name: Catherine Moeser
                                           -------------------------------------
                                     Title: Vice President
                                            ------------------------------------


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                                       89

                                  BANQUE PARIBAS, as Lender


                                  By: /s/ Duane Helkowski
                                     -------------------------------------
                                     Name: Duane Helkowski
                                          --------------------------------
                                     Title: Vice President
                                           -------------------------------


                                  By: /s/ David I. Canavan
                                     -------------------------------------
                                     Name: David I. Canavan
                                          --------------------------------
                                     Title: Director
                                           -------------------------------


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                                       90

                                  COMPAGNIE FINANCIERE de CIC et de
                                  L'UNION EUROPEENNE, as Lender


                                  By: /s/ Brian O'Leary /s/ Sean Mounier
                                     ----------------------------------------
                                     Name: Brian O'Leary    Sean Mounier
                                          -----------------------------------
                                    Title: Vice President    Vice President
                                          -----------------------------------


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                                       91

                                  CREDIT LYONNAIS ATLANTA AGENCY,
                                  as Lender


                                  By: /s/ David M. Cawrse
                                     -------------------------------------
                                     Name: David M. Cawrse
                                          --------------------------------
                                     Title: First President & Manager
                                           -------------------------------


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                                       92

                                  THE FIRST NATIONAL BANK OF
                                  MARYLAND, as Lender


                                  By: /s/ Susan Elliott Benninghoff
                                     -------------------------------------
                                     Name: Susan Elliott Benninghoff
                                          --------------------------------
                                     Title: Vice President
                                           -------------------------------


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                                       93

                                  THE FUJI BANK LIMITED, NEW YORK
                                  BRANCH, as Lender


                                  By: /s/ Raymond Ventura
                                     -------------------------------------
                                     Name: Raymond Ventura
                                          --------------------------------
                                     Title: Vice President & Manager
                                           -------------------------------


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                                       94

                                  THE INDUSTRIAL BANK OF JAPAN,
                                  LIMITED, NEW YORK BRANCH, as Lender


                                  By: /s/ J. Kenneth Biegen
                                     -------------------------------------
                                     Name: J. Kenneth Biegen
                                          --------------------------------
                                     Title: Senior Vice President
                                           -------------------------------


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                                       95

                                  THE LONG-TERM CREDIT BANK OF JAPAN,
                                  LTD., as Lender


                                  By: /s/ Thomas Meyer
                                     -------------------------------------
                                     Name: Thomas Meyer
                                          --------------------------------
                                     Title: SUP
                                           -------------------------------


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                                       96

                                  MELLON BANK, N.A., as Lender


                                  By: /s/ Donald G. Cassidy, Jr.
                                     -------------------------------------
                                     Name: Donald G. Cassidy, Jr.
                                          --------------------------------
                                     Title: First Vice President
                                           -------------------------------


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                                       97

                                  MERCANTILE BANK NATIONAL
                                  ASSOCIATION, as Lender


                                  By: /s/ Kirk A. Porter
                                     -------------------------------------
                                     Name: Kirk A. Porter
                                          --------------------------------
                                     Title: Vice President
                                           -------------------------------


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                                       98

                                  MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK, as Lender


                                  By: /s/ John M. Mikolay
                                     -------------------------------------
                                     Name: John M. Mikolay
                                          --------------------------------
                                     Title: Vice President
                                           -------------------------------


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                                       99

                                  WACHOVIA BANK, N.A., as Lender


                                  By: /s/ Christopher C. Borin
                                     -------------------------------------
                                     Name: Christopher C. Borin
                                          --------------------------------
                                     Title: Senior Vice President
                                           -------------------------------


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                                      100